UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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INTERCONTINENTALEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTERCONTINENTALEXCHANGE, INC.

NOTICE OF 2007 ANNUAL MEETING

AND

PROXY STATEMENT

March 30, 2007

Dear Stockholder:

On behalf of the Board of Directors and management of IntercontinentalExchange, Inc., I am pleased to invite you to the 2007 Annual Meeting of Stockholders. The Annual Meeting will be held at The Ritz Carlton, Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Thursday, May 10, 2007 at 8:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Our directors and officers, as well as representatives from our independent registered public accounting firm will be present to respond to appropriate questions from stockholders.

Whether or not you plan to attend the meeting in person, please mark, date, sign and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the Internet voting procedures described on the proxy card, at your earliest convenience.

Sincerely,

Jeffrey C. Sprecher
Chairman and Chief Executive Officer

IntercontinentalExchange, Inc.
2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2007

NOTICE HEREBY IS GIVEN that the 2007 Annual Meeting of Stockholders of IntercontinentalExchange, Inc. will be held at The Ritz Carlton, Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Thursday, May 10, 2007 at 8:30 a.m., local time, for the purposes of considering and voting upon:

1. The election of eleven directors to serve until the 2008 Annual Meeting of Stockholders;

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. Such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The Board of Directors has fixed the close of business on March 21, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of March 21, 2007.

A list of stockholders entitled to vote at the 2007 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal offices, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia during the ten days prior to the meeting, during ordinary business hours, and at The Ritz Carlton, Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 during the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND, STOCKHOLDERS ARE REQUESTED TO VOTE THEIR SHARES VIA TELEPHONE OR THE INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors.

Jeffrey C. Sprecher
Chairman and Chief Executive Officer

Atlanta, Georgia
March 30, 2007

IntercontinentalExchange, Inc.
2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia 30328

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2007

This Proxy Statement is furnished to the stockholders of IntercontinentalExchange, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2007 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at The Ritz Carlton, Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Thursday, May 10, 2007 at 8:30 a.m., local time. When used in this Proxy Statement, the terms “we,” “us,” “our,” “IntercontinentalExchange” and “ICE” refer to IntercontinentalExchange, Inc.

The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 30, 2007.

VOTING

General

The securities that can be voted at the Annual Meeting consist of our common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders for approval. The holders of Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors and ratification of the appointment of our independent registered public accounting firm. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is March 21, 2007. On the record date, 68,985,458 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed represented for quorum purposes for the remainder of the meeting and any adjournment thereof.

In voting with regard to the election of eleven directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Under our Amended and Restated Bylaws, directors are elected by a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting. Accordingly, the nominees receiving the highest number of votes “for” will be elected. Votes that are withheld will have no effect on the election of directors.

In voting with regard to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2), stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Under our Amended and Restated Bylaws, the vote required to approve Proposal 2 is the affirmative vote of the majority of votes cast for or against the matter at the Annual Meeting. Abstentions will have no effect on the outcome of the vote on Proposal 2.

Broker Non-votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. “Broker non-votes” are treated as present for purposes of determining a quorum but are not counted as withheld votes, votes against the matter in question or as abstentions.

Under the rules of the New York Stock Exchange (the “NYSE”), if your broker holds shares in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1 and 2.

Proxy Voting Procedures and Revocability of Proxy

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.

If your shares are held in your name, you can vote by proxy in two convenient ways:

•	Via the Internet: Go to www.ComputerShare.com/Expressvote and follow the instructions. You will need to enter the information requested on your computer screen and follow the simple instructions.

•	Via telephone: By calling 800-652-8683 (800-652-VOTE).

•	In writing: Complete, sign, date and return the enclosed proxy card in the envelope provided.

All properly executed proxies received in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions noted on the proxy card. If you execute your proxy card but do not give instructions, the shares represented by a proxy will be voted “FOR” the election of all director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.  If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

You may revoke a proxy at any time before it is exercised by filing a written revocation with the Secretary of ICE, submitting a proxy bearing a later date (including by telephone or the Internet), or voting in person at the meeting. Please note, however, that under the rules of the NYSE, any beneficial owner of our Common Stock whose shares are held in street name by a member brokerage firm may revoke its proxy and vote its shares in person at the Annual Meeting only in accordance with applicable rules and procedures as employed by such beneficial owner’s brokerage firm.

Proxy Solicitation

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

Annual Report

The Annual Report of IntercontinentalExchange, Inc. for the fiscal year ended December 31, 2006 is being mailed with this Proxy Statement. Stockholders are referred to the Annual Report for financial and other information about us. The Annual Report is not a part of this Proxy Statement. The Annual Report is also available on our website at www.theice.com. We will also provide a copy of the Annual Report to stockholders at no charge upon written request to IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations.

Availability of Certain Documents

We are required to file annual, quarterly and current reports, proxy statements and other reports with the Securities and Exchange Commission (the “SEC”). Copies of these filings are available through our website at www.theice.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, without charge to any stockholder upon written or oral request to us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail ir@theice.com.

In accordance with a notice sent to certain street name stockholders of Common Stock who share a single address, only one copy of this Proxy Statement and our Annual Report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2006 Annual Report, he or she may contact us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Investor Relations if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request “householding” in the future by also contacting Investor Relations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of shares of our Common Stock as of March 12, 2007 for (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (ii) each director and nominee for election as a director, (iii) each of our executive officers named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers” or “NEOs”), and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes having voting and/or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite each person’s or entity’s name.

Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 12, 2007 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 12, 2007, there were 68,954,708 shares of Common Stock issued and outstanding. Unless otherwise indicated, the address for each of the individuals listed in the table is c/o IntercontinentalExchange, Inc, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328.

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent Owned

Holders of More Than 5%:
Sands Capital Management, LLC(1)	6,942,438	10.1%
1100 Wilson Blvd., Suite 3050, Arlington, VA 22209
Delaware Management Holdings(2)	6,360,566	9.2%
2005 Market Street, Philadelphia, PA 19103
Named Executive Officers, Directors and Nominees:
Charles R. Crisp(3)(4)	24,779	*
Jean-Marc Forneri(3)(5)	33,156	*
Fred W. Hatfield	—	—
Terrence F. Martell(3)	500	*
Sir Robert Reid(3)	14,831	*
Frederic V. Salerno(3)	5,802	*
Dr. Richard L. Sandor(3)	8,445	*
Frederick W. Schoenhut(3)(6)	83,794	*
Judith A. Sprieser(3)	4,685	*
Vincent Tese(3)	26,157	*
Jeffrey C. Sprecher(7)(8)	2,238,010	3.2%
Richard V. Spencer(7)	64,179	*
Charles A. Vice(7)	88,328	*
David S. Goone(7)	77,180	*
Edwin D. Marcial(7)	62,129	*
All Directors, Nominees and Executive Officers as a Group (17 persons)	2,820,899	4.1%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Based solely on information in Schedule 13G dated July 26, 2006 filed by Sands Capital Management, LLC (the “Sands 13G”). According to the Sands 13G, Sands Capital Management, LLC holds sole voting power over 4,729,789 shares of Common Stock and sole dispositive power over 6,942,438 shares of Common Stock.

(2)	Based solely on information in Amendment No. 1 to Schedule 13G dated February 7, 2007 filed by Delaware Management Holdings and Delaware Management Business Trust (the “Delaware 13G”). According to the Delaware 13G, in aggregate, Delaware Management Holdings and Delaware Management Business Trust hold sole voting power over 6,332,414 shares of Common Stock, shared voting power over 109 shares of Common Stock and sole dispositive power over 6,360,566 shares of Common Stock.

(3)	Director beneficial ownership includes stock options exercisable within 60 days of March 12, 2007 under the 2000 Stock Option Plan, restricted stock unit awards that vest within 60 days of March 12, 2007 under the 2003 Restricted Stock Deferral Plan for Outside Directors and restricted stock unit awards that vest within 60 days of March 12, 2007 under the 2004 Restricted Stock Plan.

(4)	Includes 4,000 shares of Common Stock held by Mr. Crisp’s spouse.

(5)	Includes 5,000 shares of Common Stock held by Atalant Inc., of which Mr. Forneri is an affiliate.

(6)	Includes 25,297 shares of Common Stock held by Mr. Schoenhut’s spouse.

(7)	Beneficial ownership of each executive officer includes stock options exercisable within 60 days of March 12, 2007 under the 2000 Stock Option Plan and restricted stock unit awards that vest within 60 days of March 12, 2007 under the 2004 Restricted Stock Plan.

(8)	Includes 2,032,978 shares of Common Stock held by Continental Power Exchange, Inc. (“CPEX”) and 31,778 shares of Common Stock and 12,475 shares of Common Stock underlying stock options exercisable within 60 days of March 12, 2007 held by Mr. Sprecher’s spouse. Mr. Sprecher owns 100% of the equity interest in CPEX. CPEX currently has no assets other than its equity interest in us and conducts no operations. Mr. Sprecher disclaims beneficial ownership of the shares underlying stock options held by his spouse.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors at the 2007 Annual Meeting

On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the persons named below for election as directors at the Annual Meeting, each to serve for a one year term expiring at the next annual meeting. Each director will hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation or removal. All of the nominees, except for Fred W. Hatfield, currently are members of the Board of Directors. The Board of Directors has determined that eight of the eleven nominees are independent under NYSE listing requirements and our Corporate Governance Principles, which are available on our website at www.theice.com. Mr. Sprecher is not deemed independent because he is an employee of ICE, Mr. Schoenhut is not deemed independent because of his involvement with the operations of the Board of Trade of the City of New York, Inc., or NYBOT, which is a significant subsidiary of ICE, as well as his commercial relationships with NYBOT, and Dr. Sandor is not deemed independent due to his position as Chairman and Chief Executive Officer of the Chicago Climate Exchange, Inc., an entity with which ICE has certain commercial relationships. The Nominating and Corporate Governance Committee and the Board of Directors have determined that Mr. Hatfield, a new director nominee, is independent. The Nominating and Corporate Governance Committee and the Board of Directors considered the fact that Mr. Hatfield is the Senior Public Policy Advisor at Patton Boggs LLP, a law firm that ICE has retained to perform certain lobbying work at a monthly retainer of $25,000 ($300,000 annually). Mr. Hatfield is the person primarily responsible for providing the services to ICE in connection with the engagement of Patton Boggs. After reviewing the amount of consideration being paid to the law firm, the size of the law firm, the indirect benefit to Mr. Hatfield and the immaterial amount of consideration to ICE and the law firm, it was determined that Mr. Hatfield satisfies the standards for independence to serve as an independent director. Due to the indirect benefit to Mr. Hatfield regarding fees paid to Patton Boggs, he will only be eligible to serve on the Nominating and Corporate Governance Committee.

Each of the nominees has confirmed that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the meeting, any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not anticipate), all the proxies granted to vote in favor of such director’s election will be voted for the election of such other person or persons, if any, recommended by the Nominating and Corporate Governance Committee and designated by the Board of Directors. The size of ICE’s Board of Directors is currently set at eleven and there are eleven director nominees to be elected to the Board of Directors. Proxies cannot be voted for a greater number of directors than the eleven nominees as stated in this Proxy Statement.

Set forth below are the nominees’ names, biographical information, age and the year in which each was first elected a director of ICE, except as to Mr. Hatfield, who is not currently a director:

			Director
Name	Biographical Information	Age	Since

Charles R. Crisp	Mr. Crisp is the retired President and Chief Executive Officer of Coral Energy, a Shell Oil affiliate responsible for wholesale gas and power activities. He served in this position from 1999 until his retirement in October 2000, and was President and Chief Operating Officer from January 1998 through February 1999. Prior to that, Mr. Crisp served as President of the power generation group of Houston Industries and, between 1988 and 1996, served as President and Chief Operating Officer of Tejas Gas Corporation. Mr. Crisp currently serves as a director of EOG Resources, Inc., AGL Resources, Inc. and Targa Resources, Inc. Mr. Crisp holds a B.S. degree in Chemical Engineering from Texas Tech University and completed the Program for Management Development at Harvard Graduate School of Business.	59	2002

Jean-Marc Forneri	Mr. Forneri is founder and senior partner of Bucephale Finance, a boutique M&A firm specializing in large transactions for French corporations, foreign investors and private equity firms. For the seven years prior to Bucephale’s founding, Mr. Forneri headed the investment banking business of Credit Suisse First Boston in Paris. He was Managing Director and Head of Credit Suisse First Boston France S.A., and Vice Chairman, Europe. Prior to that, Mr. Forneri was a Partner of Demachy Worms & Cie Finance from 1994 to 1996, where he was in charge of investment banking activities of Group Worms. Mr. Forneri is also a Director of Balmain SA, Banque Lyonnaise Bonnasse, SAFRAN and Friends of Paris Museum of Modern Art.	47	2002

Fred W. Hatfield	Mr. Hatfield is a first time director nominee who does not currently serve as a director of ICE. Since January 1, 2007, he has served as the Senior Public Policy Advisor at Patton Boggs, LLP and since January 2007 has served on the board of directors of NYBOT, our wholly-owned subsidiary. He was a former Commissioner of the Commodity Futures Trading Commission (CFTC) from December 2004 to December 2006. Before joining the CFTC, Mr. Hatfield served as Chief of Staff to both former Senator John Breaux (D-LA) from February 1995 to December 2004 and former House Majority Whip, Tony Coelho (D-CA) from November, 1980 to September, 1989. He has over ten years experience in the areas of Energy, Private Equity/Venture Capital/Hedge Funds, and Financial Services & Products. Mr. Hatfield served as Deputy Commissioner General of the U.S. Pavilion at the World’s Fair in Lisbon, Portugal in 1998. He has a B.A. degree from California State University.	51	n/a

			Director
Name	Biographical Information	Age	Since

Terrence F. Martell	Mr. Martell was elected to our Board of Directors on January 12, 2007, in connection with the closing of the NYBOT merger. Since 2001, Mr. Martell has served as a public director of NYBOT and a member of NYBOT’s Executive Committee and Audit Committee. Since 1998, Mr. Martell has served as the Director of the Weissman Center for International Business at Baruch College/CUNY and, since 2003, as the Saxe Distinguished Professor of Finance. From 1992 to 2004, Mr. Martell served as the Deputy Department Chair of the Baruch College Faculty Senate. His particular area of expertise is international commodity markets. Prior to joining Baruch College, Mr. Martell was Senior Vice President of the Commodity Exchange, Inc. Mr. Martell is currently a board member of the Manhattan Chamber of Commerce and a member of the Reuters/Jefferies CRB Index Oversight Committee.	60	2007

Sir Robert Reid	Sir Robert Reid was the Deputy Governor of the Halifax Bank of Scotland from 1997 until 2004 and has served since 1999 as the Chairman of ICE Futures, our subsidiary. He spent much of his career at Shell International Petroleum Company Limited, and served as Chairman and Chief Executive of Shell U.K. Limited from 1985 until 1990. He became Chairman of the British Railways Board in 1990, and retired from that post in 1995. From 1994 to 1997, he was Chairman of London Electricity. He was Chairman of the Council of The Industrial Society between 1993 and 1997, Chairman of Sears plc from 1995 until 1999, Chairman of Sondex Limited from 1999 until 2002 and Chairman of Kings Cross Partnership from 1999 until 2003. He also served as a Non-Executive Director on the boards of Avis Europe from 2002 until 2004 (Chairman) and Sun Life Financial Services of Canada from 1999 until 2004 and Siemans from 1998 until 2006. He has served on the boards of directors of The Merchants Trust since 1995, CHC Helicopter Corporation since 2004, Benella Limited since 2004, Diligenta Limited since 2005 and Milton Keynes Partnership Committee (Chairman) since 2004. He received his Knighthood in Queen Elizabeth’s 1990 Birthday Honours.	72	2001

Frederic V. Salerno	Mr. Salerno is the former Vice Chairman of Verizon Communications, Inc. Before the merger of Bell Atlantic and GTE, Mr. Salerno was Senior Executive Vice President, Chief Financial Officer and served in the Office of the Chairman of Bell Atlantic from 1997 to 2001. Prior to joining Bell Atlantic, he served as Executive Vice President and Chief Operating Officer of New England Telephone from 1985 to 1987, President and Chief Executive Officer of New York Telephone from 1987 to 1991 and Vice Chairman — Finance and Business Development at NYNEX from 1991 to 1997. Mr. Salerno served on the boards of directors of Verizon Communications, Inc. from 1991 to 2001, AVNET, Inc. from 1993 to 2003 and was Chairman of Orion Power from 1999 until its sale in 2001. He has served on the boards of directors of The Bear Stearns Companies, Inc. since 1993, Viacom, Inc. since 1996, Consolidated Edison, Inc. since 2002, Akamai Technologies, Inc. since 2002 and Popular, Inc. since 2003.	63	2002

			Director
Name	Biographical Information	Age	Since

Richard L. Sandor, Ph. D	Dr. Sandor currently serves as the Chairman and Chief Executive Officer of the Chicago Climate Exchange, Inc., a position he has held since 2002, and serves as Chairman of Climate Exchange PLC, a position he has held since 2003. Previously, he served as Chairman and Chief Executive Officer of Environmental Financial Products, L.L.C. from 1993 to 1998. Prior to the creation of Chicago Climate Exchange and Environmental Financial Products, Dr. Sandor was a senior financial markets executive with Kidder Peabody from 1991 to 1993, Banque Indosuez from 1990 to 1991 and Drexel Burnham Lambert from 1982 to 1990. Dr. Sandor has served as a Non-Resident Director of the Chicago Board of Trade, as its Second Vice-Chairman of Strategy and, for more than three years, as its Chief Economist. Dr. Sandor is currently a director of American Electric Power, Bear Stearns Financial Products, Inc. and its subsidiary, Bear Stearns Trading Risk Management, Inc. He is also a member of the design committee of the Dow Jones Sustainability Index. Dr. Sandor is currently a Research Professor at the Kellogg Graduate School of Management at Northwestern University and has been a faculty member of the School of Business Administration at the University of California, Berkeley and at Stanford University.	65	2002

Frederick W. Schoenhut	Mr. Schoenhut was elected to our board of directors on January 12, 2007, in connection with the closing of the NYBOT merger. Since 2003, Mr. Schoenhut has served as the Chairman of the Board of Directors of NYBOT. In September 1980, Mr. Schoenhut formed Copia Trading Co., Ltd., a futures execution firm on the Coffee, Sugar & Cocoa Exchange (CSCE) trading floor. He has served as Executive Committee Chairman, Floor Committee Chairman, Operations and Technology Committee Chairman, as well as in various other committee leadership posts. Mr. Schoenhut chaired the NYBOT Relocation Committee, which was responsible for finding new facilities for NYBOT following the destruction of its trading and administrative facilities in the September 11 terrorist attacks. Mr. Schoenhut holds a B.S. degree in Electrical Engineering from Clarkson University.	50	2007

			Director
Name	Biographical Information	Age	Since

Jeffrey C. Sprecher	Mr. Sprecher has been a director and our Chief Executive Officer since our inception and has served as our Chairman of the Board since November 2002. As our Chief Executive Officer, he is responsible for our strategic direction, operation, and financial performance. Mr. Sprecher purchased CPEX, our predecessor company, in 1997. Prior to joining CPEX, Mr. Sprecher held a number of positions, including President, over a fourteen-year period with Western Power Group, Inc., a developer, owner and operator of large central-station power plants. While with Western Power, Mr. Sprecher was responsible for a number of significant financings. Mr. Sprecher serves on the U.S. Commodity Futures Trading Commission Global Market Advisory Committee and is a member of the Energy Security Leadership Council. In 2002, Mr. Sprecher was recognized by Business Week magazine as one of its Top Entrepreneurs. Mr. Sprecher holds a B.S. degree in Chemical Engineering from the University of Wisconsin and an MBA from Pepperdine University.	51	2001

Judith A. Sprieser	Ms. Sprieser was the Chief Executive Officer of Transora, Inc., a technology software and services company until March 2005. Prior to founding Transora in 2000, Ms. Sprieser was Executive Vice President of Sara Lee Corporation, serving prior to that as Sara Lee’s Chief Financial Officer. Ms. Sprieser has been a member of the boards of directors of Allstate Insurance Company since 1999, USG Corporation since 1994, and Reckitt Benckiser, plc since 2003, Royal Ahold N.V. and is a member of Northwestern University’s Board of Trustees. She has a B.A. degree and an MBA from Northwestern University.	53	2004

Vincent Tese	Mr. Tese currently serves as Chairman of Wireless Cable International, Inc., a position he has held since 1995. Previously, he served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the Urban Development Corporation from 1985 to 1994, Director of Economic Development for New York State from 1987 to 1994, and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a Partner in the law firm of Tese & Tese from 1973 to 1977. He was a Partner in the Sinclair Group, a commodities trading and investment management company from 1977 to 1982, where he traded on the COMEX. He was also a co-founder of Cross Country Cable TV. Mr. Tese is a member of the boards of directors of The Bear Stearns Companies, Inc., Bowne & Co., Inc., Cablevision, Inc., Cabrini Mission Society, Catholic Guardian Society, Custodial Trust Company, Magfusion, Inc. Municipal Art Society, Wireless Cable International, Inc., Xanboo Inc., Mack-Cali Reality Corporation and Gabelli Asset Management and serves as a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a LL.M. degree in taxation from New York University School of Law.	63	2004

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board of Directors and through committees of the Board of Directors, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In 2006, our Board of Directors held 13 meetings, the Audit Committee held nine meetings, the Compensation Committee held seven meetings and the Nominating and Corporate Governance Committee held six meetings. All directors attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of the committees of which they are a member. ICE’s policy is that all directors and nominees should attend annual meetings of stockholders, and we currently expect that all of our directors and nominees will attend this Annual Meeting. All members of our Board of Directors at the time attended last year’s meeting.

Audit Committee

The Audit Committee is comprised solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are financially literate, as required by NYSE. At least one member of the Audit Committee is an audit committee financial expert, as defined by the rules and regulations of the SEC. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our systems of internal controls regarding finance, accounting and legal compliance;

•	the independence, qualification and performance of our independent auditors;

•	the performance of our internal audit function; and

•	our auditing, accounting and financial reporting processes generally.

The Audit Committee is governed by the Audit Committee Charter approved by our Board of Directors. The charter is available on our website at www.theice.com. We will also provide a copy of the charter to stockholders upon request.

The members of the Audit Committee are Messrs. Salerno (Chairperson), Crisp and Martell. Mr. Forneri served on the Audit Committee until the end of fiscal year 2006 and Mr. Martell joined the Audit Committee upon the closing of the merger with NYBOT, which was January 12, 2007. The Board of Directors has determined that Mr. Salerno is an audit committee financial expert. The composition of our committees is currently being reviewed and we anticipate that the composition of our Audit Committee may change at the time of the Annual Meeting.

Compensation Committee

The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a “Nonemployee Director” under the Exchange Act, and meet the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee:

•	reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including the Chief Executive Officer;

•	evaluates the Chief Executive Officer’s performance and sets the Chief Executive Officer’s compensation based on this evaluation;

•	approves, in consultation with our Chief Executive Officer, the compensation of our officers who are elected by our Board of Directors;

•	reviews and approves option grants and stock awards;

•	exercises general oversight over our benefit plans and evaluates any proposed new retirement or executive benefit plans; and

•	reviews and approves any severance or similar termination payments proposed to any current or former executive officers.

The Compensation Committee is governed by the Compensation Committee Charter approved by the Board of Directors. The charter is available on our website at www.theice.com. We will also provide a copy of the charter to stockholders upon request.

The members of the Compensation Committee currently are Ms. Sprieser (Chairperson) and Messrs. Forneri and Tese. The composition of our committees is currently being reviewed and we anticipate that the composition of our Compensation Committee may change at the time of the Annual Meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised solely of directors who meet NYSE independence requirements. The Nominating and Corporate Governance Committee assists the Board of Directors in:

•	identifying and attracting highly qualified individuals to serve as directors and establishing criteria for selecting new board members;

•	selecting director nominees for the next annual meeting of stockholders;

•	developing and maintaining a set of corporate governance guidelines;

•	devising a code of business conduct and ethics for directors, officers and employees; and

•	monitoring and safeguarding the Board of Directors’ independence.

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter approved by our Board of Directors. The charter is available on our website at www.theice.com. We will also provide a copy of the charter to stockholders upon request.

The members of the Nominating and Corporate Governance Committee currently are Messrs. Tese (Chairperson) and Crisp. The composition of our committees is currently being reviewed and we anticipate that the composition of our Nominating and Corporate Governance Committee may change at the time of the Annual Meeting.

CORPORATE GOVERNANCE

Independent Directors

The Corporate Governance Policies adopted by our Board of Directors, described further below, provide that a majority of our directors must be “independent directors” and specify independence standards consistent with NYSE listing standards. The nominees for director are such that immediately after the election of the nominees to the Board of Directors, a majority of all directors holding office will be independent directors. The Nominating and Corporate Governance Committee and the Board of Directors have determined that all directors and nominees, except for Mr. Sprecher, Dr. Sandor and Mr. Schoenhut, do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NYSE listing standards and our Corporate Governance Policies.

Nomination of Directors

The Board of Directors is responsible for approving candidates for board membership. The Board of Directors has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee. More specifically, our Nominating and Corporate Governance Committee and the Board of Directors have adopted the IntercontinentalExchange, Inc. Policy Regarding Qualification and Nomination of Director Candidates.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee, possess all of the following personal attributes and a sufficient mix of the experience attributes to assure effective service on the Board of Directors. Personal attributes of a candidate considered by the Nominating and Corporate Governance Committee include: leadership, ethical nature, contributing nature, independence, interpersonal skills and effectiveness. Experience attributes of a candidate considered by the Nominating and Corporate Governance Committee include: financial acumen, general business experience, industry knowledge, diversity of view points, special business experience and expertise. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors and IntercontinentalExchange at that time given the then current mix of director attributes.

The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating and Corporate Governance Committee members, (ii) other directors, (iii) management and (iv) stockholders of IntercontinentalExchange. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

In accordance with NYSE listing standards, we ensure that at least a majority of our Board of Directors is independent under the NYSE definition of independence, and that the members of the Board of Directors as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Nominating and Corporate Governance Committees.

The Nominating and Corporate Governance Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. A stockholder wishing to nominate a candidate for election to the Board of Directors at an annual meeting is required to give written notice to the Secretary of ICE of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Please see “Stockholders’ Proposals for 2008 Annual Meeting” below for additional information.

To recommend a nominee, a stockholder should write to Secretary, c/o IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328. Any such recommendation must include:

•	a statement in writing setting forth the name of the person or persons to be nominated;

•	the number and class of all shares of each class of stock of IntercontinentalExchange owned of record and beneficially by each such person, as reported to such stockholder by such person;

•	the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, as amended from time to time;

•	each such person’s signed consent to serve as a director if elected;

•	such stockholder’s name and address;

•	the number and class of all shares of each class of stock of IntercontinentalExchange owned of record and beneficially by such stockholder; and

•	in the case of a nominee holder, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the Annual Meeting.

Once director candidates have been identified, the Nominating and Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by our Chairman and Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. The full Board of Directors will be kept informed of the candidate’s progress. Using input from such interviews and other information obtained by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors of the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating and Corporate Governance Committee based on each director’s satisfaction of the qualifications described above and his or her performance as a director during the preceding year. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth above have been followed.

All of the current nominees for director recommended for election by the stockholders at the 2007 Annual Meeting are current members of the Board of Directors, except Mr. Hatfield. Jeffrey C. Sprecher, our Chairman and Chief Executive Officer, recommended Mr. Hatfield as a nominee to the Nominating and Corporate Governance Committee. Two of the nominees who are also current members of the Board of Directors, Mr. Martell and Mr. Schoenhut, were appointed to the Board of Directors in connection with the closing of the NYBOT merger on January 12, 2007. Based on the Nominating and Corporate Governance Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their performance as directors in 2006, the Nominating and Corporate Governance Committee determined to recommend the nominees for re-election, or election in the case of Mr. Hatfield. The Nominating and Corporate Governance Committee has not received any nominations from stockholders for the 2007 Annual Meeting.

Board of Directors Governance Principles

We have adopted the IntercontinentalExchange, Inc. Board of Directors Governance Principles that guide the Board of Directors on matters of corporate governance, including composition of the Board of Directors; duties and responsibilities of the Board of Directors; committees of the Board of Directors; Board of Directors leadership, functioning and evaluation; director independence, orientation, compensation, education and access to management; Board of Directors access to independent advisors; and director compliance with the Code of Business Conduct and Ethics. As specified by the Governance Principles, the Chief Executive Officer of ICE shall be the Chairman of the Board and the independent directors shall elect from their ranks a lead director. The independent directors of ICE have elected Fred Salerno as the lead director, a position he held throughout 2006. As lead director, Mr. Salerno presides at all executive sessions of the non-management directors. The Governance Principles also provide that non-management directors meet in executive session without the participation of management at all regularly scheduled meetings of the Board of Directors as deemed necessary and may be called at any other time as necessary to fulfill the Board of Directors’ responsibilities. In addition, the Governance Principles also state that if all non-management directors are not independent directors, then the independent directors will meet at least once annually. A copy the Board of Directors Governance Principles is available on our website at www.theice.com. We will provide a copy of the Board of Directors Governance Principles to stockholders upon request.

Code of Business Conduct and Ethics

We have adopted the IntercontinentalExchange, Inc. Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer and Chief Financial Officer (who is both our principal financial and principal accounting officer), as well as all other employees, as indicated above. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.theice.com. We will provide a copy of the Code of Business Conduct and Ethics to stockholders upon request.

Communications with the Board of Directors

We have established a process for interested parties to communicate with members of the Board of Directors. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, as well as any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Board of Directors or non-management directors, send these matters in writing to IntercontinentalExchange, Inc., c/o Legal Department, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328. Information about our Board of Directors communications policy can be found on our website at www.theice.com under the links “About ICE — Investor Resources — Corporate Governance — Board Communications Policy.”

COMPENSATION DISCUSSION & ANALYSIS

Introduction

Our Compensation Committee is charged with the responsibility of administering all aspects of our executive compensation programs. The Compensation Committee is composed of three directors, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Code. The Compensation Committee determines the type and level of compensation for executive officers (generally defined as Section 16 officers under the Exchange Act, but the Compensation Committee has historically included all corporate officers under this definition), reviews the performance of the Chief Executive Officer, and oversees the administration of ICE’s annual incentive plan and all of ICE’s equity compensation plans. The Compensation Committee’s Charter, which is periodically reviewed and revised by the Compensation Committee and the Board of Directors, outlines the specific responsibilities of the Compensation Committee.

In this section, we discuss certain aspects of our compensation program as it relates to our principal executive officer (Jeffrey C. Sprecher, Chairman and Chief Executive Officer), our principal financial officer (Richard V. Spencer, Senior Vice President, Chief Financial Officer), and our three other most highly-compensated executive officers in 2006 (Charles A. Vice, President and Chief Operating Officer; David S. Goone, Senior Vice President, Chief Strategic Officer; and Edwin D. Marcial, Senior Vice President, Chief Technology Officer). These individuals are referred to as our “Named Executive Officers” or “NEOs”.

Compensation Objectives, Components and Practices

Our executive compensation philosophy is to tightly link compensation with individual achievement, company performance, and the creation of stockholder value. This is accomplished through four primary objectives:

•	attract, retain and reward executive officers and critical talent capable of achieving ICE’s business objectives;

•	offer competitive compensation opportunities that reward individual contributions and corporate performance;

•	align the interests of executive officers and stockholders through long-term equity incentives; and

•	pay total compensation that is commensurate with the performance achieved and value created for stockholders.

Our compensation program offers several distinct elements that are designed to support and reward the achievement of the objectives outlined above, including:

•	Base salary: The foundation of our executive compensation framework is base salary, which enables us to recruit and retain qualified employees and to offer a competitive compensation program. We operate in global and competitive markets, and a competitive base salary is required to develop and maintain a workforce capable of accomplishing ICE’s business objectives.

•	Annual incentives: Our bonus plan is designed to reward the accomplishment of our short-term (i.e., approximately one-year) performance targets. Generally, these targets reflect a balance between growth targets, profitability metrics, and other key strategic objectives, with a significant portion of the incentive plan funding tied to corporate financial results and a significant degree of “stretch” built in to encourage outstanding corporate performance.

•	Equity compensation: Since our inception, we have offered equity awards that are intended to align the interests of executive officers and stockholders over a long-term (i.e., greater than one-year) period. We have used a variety of equity vehicles, including stock options, time-vesting restricted stock, and performance-based restricted stock to deliver long-term incentive compensation in a manner that is intended to align management’s interest with the interests of our stockholders, while serving as a retention device through multi-year vesting schedules. At more senior levels, the Compensation Committee places a heavier emphasis on performance-based rewards that are generally comprised of a combination of stock options that only deliver value if our share price increases above the strike price on the date of grant and other forms of performance-based awards that incorporate stretch targets so that the awards “pay for themselves” though increased earnings.

•	Benefits and perquisites: As with the base salary, our benefits and perquisites are intended to attract and retain employees through a competitive and comprehensive benefits program.

For each NEO, ICE reviews each element of compensation against relevant and available market data, and targets the competitive market range, which has historically been between the 50th and 60th percentile. Overall, ICE focuses on the “total cost of management,” which is a comprehensive review of all compensation elements for the corporate officer group. We strive to maintain a low fixed cost structure, which generally consists of the base salary, benefits and perquisites elements described above. The variable compensation elements consist of the annual incentives and equity awards, which are designed to deliver value to the executives only if we achieve our performance objectives. ICE has maintained a “pay for performance” orientation since the founding of ICE in May 2000. While ICE does not maintain formal targets for the allocation of total compensation through each of the compensation elements outlined above, our compensation structure is designed to deliver the majority of its value through variable pay elements.

The Compensation Committee utilizes a peer group to benchmark its compensation program. ICE’s peer group includes comparably-sized financial exchanges, financial services providers and related companies based on metrics such as revenue, market capitalization, and number of employees. The peer group is reviewed annually by the Compensation Committee and adjustments are made as necessary. The Compensation Committee also reviews annually the executive pay practices of these peer companies as reported in industry surveys, public filings of specific companies and reports from compensation consulting firms. This information is considered when making recommendations for each element of compensation. For 2006, this peer group was comprised of 18 publicly traded financial exchanges and “e-financial services” companies that were comparable to ICE in terms of revenue, net income, employees, revenue per employee, and market capitalization. The 2006 comparator group consisted of the following companies:

• Advent Software	• Knight Capital Group, Inc.	• FactSet Research Systems Inc.
• Blackbaud, Inc.	• MarketAxess Holdings Inc.	• NYSE Group, Inc.
• CBOT Holdings, Inc.	• Morningstar	• SEI Investments Company
• DST Systems Inc.	• NYFIX, Inc.	• TD Ameritrade Holding Corp.
• eSpeed, Inc.	• NYMEX Holdings, Inc.	• The Nasdaq Stock Market, Inc.
• Chicago Mercantile Exchange Holdings Inc.	• International Securities Exchange Holdings, Inc.	• Investment Technology Group, Inc.

Compensation Consultant

The Compensation Committee has engaged a compensation consulting firm to serve as its external advisor since the founding of ICE in 2000. Compensia, Inc. served as the Compensation Committee’s primary advisor since August 2004. In May 2006, the Compensation Committee also retained Towers Perrin to advise the Compensation Committee on executive compensation matters as requested by the Compensation Committee. A representative from one of these firms attends most Compensation Committee meetings and is available between meetings to act as a resource for the Compensation Committee and management. The Compensation Committee determines in its sole discretion which compensation consultant to retain for various services, and the consultant reports directly to the Compensation Committee. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm, and in the past, management has hired each of Compensia and Tower Perrin for compensation benchmarking.

Base Salary

ICE targets a base salary for each officer that is between the median and 60th percentile of the market depending on the officer’s experience in their respective position and individual performance. Executive officers are eligible for a base salary increase each year that is determined under the business-wide performance review process and salary increase guidelines.

In early 2006, the Compensation Committee met to review and approve base salary increases for the group of executive officers. The Compensation Committee reviewed a comprehensive benchmarking report from Compensia, Inc. at its March 2006 meeting. This report relied on base salary comparisons against peer companies and published compensation surveys. Generally, ICE’s executive officers were positioned within its target market position between the 50th and 60th percentile. However, a number of officers had significant changes in their duties and responsibilities in late 2005 and early 2006, such as Charles Vice’s appointment as President and Chief Operating Officer in October 2005, David Goone’s appointment as Chief Strategic Officer in May 2006, and several other new corporate officer appointments. Based on ICE management’s recommendations, in May 2006, the Compensation Committee approved the following salary increases effective as of January 1, 2006: Mr. Sprecher’s salary increased from $675,750 to $725,000, Mr. Spencer’s salary increased from $420,000 to $460,000, Mr. Vice’s salary increased from $420,000 to $500,000, Mr. Goone’s salary increased from $400,000 to $460,000, and Mr. Marcial’s salary increased from $350,000 to $365,000. In making these decisions, in addition to the position changes, the Compensation Committee considered the scope of the officer’s particular job, his or her performance in the job, the expected value of the officer’s future impact or contribution to ICE’s success and growth, geographic pay differentials, ICE’s recent fiscal performance, and market competitiveness.

The Compensation Committee must approve base salary changes for each of its executive officers, and can exercise its discretion to modify any recommendations regarding proposed salary adjustments.

Annual Incentives

ICE’s annual bonus plan is structured to deliver total cash compensation (base salary plus annual incentive) that is competitive with our peers for commensurate performance, and we target a range between the median and 60th percentile of the market depending on the officer’s experience in their respective position and corporate and individual performance. Target annual incentive award opportunities are established at the beginning of the fiscal year and are reviewed annually. For 2006, the bonus targets were 85% of base salary for the Chief Executive Officer (increased from 75% of salary in 2005), 70% of base salary for the President (increased from 60% of salary in 2005), and 55% to 60% of base salary for Senior Vice Presidents. The increases in the bonus targets were based on competitive benchmarking by the Compensation Committee’s compensation consultant. Despite these targets, actual awards granted in any year may range from no payouts to bonus payments above the established target level based on company and individual performance. Historically, we have not paid bonuses to executive officers in excess of 200% of the established target level. However, the Compensation Committee reserves the right to make awards in excess of target levels if dictated by individual performance and total compensation considerations.

We grant bonus awards based on the achievement of specific, well-defined Management Business Objectives (“MBOs”) that are established by the Compensation Committee early in each fiscal year. Each year, we establish a bonus pool for all employee awards, the size of which is determined primarily based on our performance against a series of financial and non-financial MBOs (e.g., revenue growth; net income performance; Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”); market share; new customer acquisition; and other key performance metrics). Individual awards are granted based on the employee’s performance against a series of individual performance metrics. This performance review necessarily involves a subjective assessment of corporate and individual performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors that balance both growth and profitability metrics and evaluates company and individual performance against that mix. The Compensation Committee believes that it is appropriate to use subjective assessments for the annual incentive determination in light of ICE’s limited operating history, its rapidly changing industry, the existence of few direct peer companies, and the challenges inherent in establishing objective and strictly budgeted goals in this environment. The Compensation Committee reviews ICE’s performance relative to the MBOs throughout the year on a quarterly basis, and also monitors and approves the bonus accruals throughout the fiscal year. The Compensation Committee strives to set the performance targets for the annual incentive plan at a level that are achievable but challenging, and incorporate a significant degree of “stretch” to encourage outstanding corporate performance. The payout structure is leveraged to provide higher payouts in years of exceptional performance while performance below the target level(s) will yield less.

In December 2006, the Compensation Committee reviewed ICE’s performance against the MBOs established for the year and, by applying the framework discussed above, authorized payouts that, on average, were 197% of the target annual bonus award for NEOs, with no NEO awarded a payout in excess of 200% of his established target. While reviewing ICE’s performance, the Compensation Committee examined financial and non-financial targets to determine the annual bonus awards. The non-financial targets used in 2006 included the execution of a definitive merger agreement with NYBOT, the completion of an SEC-registered secondary equity offering, the growth in trading volumes in both its futures and OTC markets, including in key contracts such as the WTI oil futures contract, and improvements made to ICE’s trading platform and in its operational metrics. The financial targets used in 2006 included a consolidated revenue target, consolidated net income target and consolidated EBITDA target. In 2006, consolidated revenue was $313.8 million, or growth of 101%, as compared to 2005 revenue of $155.9 million, consolidated net income was $143.3 million, or growth of 255%, as compared to 2005 net income of $40.4 million, and consolidated EBITDA was $217.9 million, or growth of 200%, as compared to 2005 EBITDA of $72.6 million.

ICE has used these combined financial and non-financial metrics to determine annual bonus awards for the last four years and annually reviews the metrics to be used for the next year. The following annual incentive awards for fiscal year 2006 were paid in cash and were approved by the Compensation Committee: Mr. Sprecher: $1,232,500, Mr. Spencer: $500,000, Mr. Vice: $700,000, Mr. Goone: $550,000, and Mr. Marcial: $401,500. Annual incentive awards are payable in cash, and generally paid in January of the year following the completed fiscal year. All annual incentive awards for the NEOs were paid in cash during January 2007, and included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Equity Compensation

The Compensation Committee believes that long-term incentives, primarily delivered through equity grants, are an effective vehicle to align the interests of executive officers with those of stockholders, encourage ownership in ICE and serve as a retention tool through multi-year vesting schedules. ICE is sensitive to the concerns of its stockholders regarding the potential dilutive impact of equity awards, and also takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing its grants. Equity awards are designed to target an individual grant date value between the market median to 60th percentile of ICE’s peer group, though actual awards may vary based on individual performance, internal equity considerations (including historical equity awards) and retention objectives.

Historically, we have relied on grants of stock options under the 2000 Stock Option Plan, which provide value to the executive only if our stock price increases, generally vesting over a three-year or four-year schedule. In 2004, the Compensation Committee and Board of Directors approved the adoption of the 2004 Restricted Stock Plan in order to attract, retain, and reward executive officers for the accomplishments of long-term performance goals and to provide the executive officers with the opportunity to obtain an equity interest in ICE. ICE’s 2004 restricted stock unit awards for executive officers were based on a combination of time-vesting and performance-vesting shares that are linked to the cumulative EBITDA performance between 2005 and 2007. As part of the adoption of the 2004 Restricted Stock Plan, we initiated a tender exchange process whereby six of the executive officers surrendered 817,600 stock options that had been granted in 2002 at a strike price of $12.00 per share in exchange for the receipt of 586,462 time-vesting restricted shares and 586,462 performance-vesting restricted shares at a fair market value of $8.00 per share. One additional executive officer was a new hire in June 2004, and received a grant of 38,750 time-vesting restricted shares and 38,750 performance-vesting restricted shares at a fair market value of $8.00 per share. The 2004 restricted stock unit awards were designed as a multi-year equity grant, with no additional equity awards planned through at least 2005. Accordingly, there were no equity grants to any of the individuals in the Summary Compensation table in 2005.

In 2006, the Compensation Committee approved two equity awards for certain executive officers. In February 2006, the Compensation Committee awarded restricted stock units that vest over a three-year schedule (one-third annually on the anniversary of the grant date) to the NEOs. This award was targeted at 50% of the then-current annual equity grant guidelines for these officers based on benchmarking data from Compensia, Inc., and the award was issued primarily for the successful completion of our initial public offering in November 2005. For the NEOs, the February 22, 2006 awards consisted of the following grants: 19,200 restricted stock units for Mr. Sprecher, 9,000 restricted stock units for Messrs. Spencer, Vice, and Goone, and 5,900 restricted stock units for Mr. Marcial.

In December 2006, the Compensation Committee approved a refresher equity award to the executive officer group that included a mix of stock options and performance-based restricted stock units that are earned based on the accomplishment of 2007 EBITDA performance and vest based on continued employment. The range of shares that can be issued under the performance-based awards ranges from zero for performance below the threshold performance target, 50% of the target award for performance at the threshold, 100% of the target award for performance at the target, and 250% of the target award for performance at the maximum performance level. Both of these awards vest over a three-year vesting schedule. The Compensation Committee relied on benchmarking data from Towers Perrin to construct grant guidelines for these equity awards. Additionally, the Compensation Committee also approved various equity awards for new hires in October 2006, but none of these October awards included NEOs. For the NEOs, the December 22, 2006 awards consisted of the following grants: 38,720 stock options and 19,360 performance-based restricted stock units at “target performance” for Mr. Sprecher, 12,100 stock options and 8,470 restricted stock units at “target performance” for Mr. Vice, 10,890 stock options and 6,050 restricted stock units at “target performance” for Mr. Goone, and 8,470 stock options and 4,840 restricted stock units at “target performance” for Mr. Marcial. The December 22, 2006 stock options had a strike price of $104.23, which was the closing price of our Common Stock on the grant date. As of the date of this Proxy Statement, ICE has not determined that it is probable that the 2007 EBITDA target will be met and has not begun to expense these awards under Statements of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). However, the full range of awards for each NEO is illustrated in the “2006 Grants of Plan-Based Awards” table below.

We do not maintain formal targets for the allocation of various forms of non-cash awards. For the NEOs, ICE places a heavier emphasis on performance-based rewards that are generally comprised of a combination of stock options that only deliver value if our share price increases above the strike price on the date of grant and other forms of performance-based awards that incorporate stretch targets so that the awards “pay for themselves” though increased earnings. In some cases, the Compensation Committee has utilized time-vesting restricted stock in order to give NEOs an immediate link to the creation of stockholder value and to serve as a retention device. The Compensation Committee monitors the mix of equity awards by reviewing competitive equity data provided by its compensation consultant.

Equity awards are either approved at a regularly scheduled Compensation Committee meeting or via action by unanimous written consent after prior review and discussion of grant materials. ICE management is not authorized to approve equity awards, and does not have the discretion or authority to govern the timing of equity awards. Any equity awards that are approved outside of a regularly scheduled Compensation Committee meeting require the signature and date of execution from each Compensation Committee member in order to establish a measurement date under SFAS 123R. We use the closing price of our Common Stock on the NYSE on the grant date for purposes of establishing the strike price of stock options and for accounting purposes of other equity awards. We have not issued stock options with an exercise price below the fair market value of our Common Stock. The Compensation Committee does not seek to time the approval of equity awards with the release of material, non-public information.

Benefits and Perquisites

The benefits and perquisites offered to our executive officers are substantially the same as those offered to all ICE employees. We provide medical insurance, life and disability insurance, and other benefits to executives that are generally available to other employees. For our U.S. executive officers, ICE provides an enhanced term life insurance benefit (calculated at five times salary less $100,000) and a supplemental disability insurance benefit that is designed to approximate the total benefit level (60% of eligible compensation) that cannot be afforded through the limits in our group disability plans ($10,000 per month). Our contributions to these benefits programs are included in the “All Other Compensation” section of the Summary Compensation table. Currently, there are no other perquisites provided to any of our executive officers that would require disclosure in the Summary Compensation Table, such as club memberships, financial planning services, personal use of corporate aircraft, charitable contribution matching programs, or tax gross-ups on such perquisites.

Retirement Plans

We provide retirement benefits to our U.S. corporate officers through a 401(k) retirement plan on the same terms and conditions as those offered to all ICE employees. Generally, we provide a matching contribution of 100% of the first 5% of employee deferrals of eligible compensation, subject to Internal Revenue Service limits. We do not offer a defined benefit pension plan or any other form of supplemental executive retirement plan.

Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interest of stockholders for ICE’s executives and directors to own a significant amount of ICE Common Stock. Accordingly, at its December 2006 meeting, the Compensation Committee adopted stock ownership guidelines applicable to all of ICE’s corporate officers, based on a multiple of base salary for executives and a multiple of the annual retainer for directors. The stock ownership guidelines are as follows:

•	Chief Executive Officer: five times base salary

•	Senior Vice Presidents: three times base salary

•	Directors: five times annual retainer

Ownership, for purposes of these guidelines, includes shares of ICE common stock that are owned outright (including those held by a spouse or dependent children) and unvested restricted stock/units. Unexercised stock options, unearned performance-based restricted shares, and stock appreciation rights do not count towards these ownership guidelines. In light of the fact that our executives have only been able to transact in our shares since May 2006 and in order to afford time for individual financial planning to meet these guidelines, the Compensation Committee adopted a four-year transition period for executives and directors to meet these guidelines. The Compensation Committee will monitor the ownership levels of its executives and directors during this transition period.

Policy on Deductibility of Compensation

Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit. Performance-based compensation that has been approved by ICE’s stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Compensation Committee of the Board of Directors that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).

ICE’s policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives. The Company attempts to structure its compensation arrangements in a manner that would be consistent with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) were that provision to apply to ICE. ICE is currently in a post-IPO transition period during which the requirements of Section 162(m) of the Code do not apply.

2006 COMPENSATION INFORMATION

Summary Compensation Table

The following table presents information relating to the compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Excess
						Non-Equity	Nonqualified
				Stock	Stock Option	Incentive Plan	Deferred	All Other
				Awards ($)	Awards ($)	Compensation ($)	Compensation	Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	(1)	(2)	(3)	Earnings ($)	(4)	Total ($)

Jeffrey C. Sprecher	2006	725,000	—	1,760,240	224,339	1,232,500	—	23,389	3,965,468
Chairman and Chief Executive Officer
Richard V. Spencer	2006	460,000	—	759,162	97,759	500,000	—	22,370	1,839,291
Senior Vice President, Chief Financial Officer
Charles A. Vice	2006	500,000	—	759,162	103,282	700,000	—	20,442	2,082,886
President and Chief Operating Officer
David S. Goone	2006	460,000	—	518,618	78,826	550,000	—	19,626	1,627,070
Senior Vice President, Chief Strategic Officer
Edwin D. Marcial	2006	365,000	—	610,208	81,285	401,500	—	17,008	1,475,001
Senior Vice President, Chief Technology Officer

Notes

(1)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal year 2006 in accordance with SFAS 123(R) for restricted stock unit grants in 2004 and 2006. The assumptions used in calculating the accounting expense for these awards are included in Note 12 of our Annual Report on Form 10-K (pages 92-97). These amounts reflect our accounting expense and not the actual value that may be realized by the executive under the award.

(2)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal year 2006 in accordance with SFAS 123(R) for outstanding stock options granted in 2003 and 2006. The assumptions used in calculating the accounting expense for these awards are included in Note 12 of our Annual Report on Form 10-K (pages 92-97). These amounts reflect our accounting expense and not the actual value that may be realized by the executive under the award.

(3)	The amounts in this column represent fiscal year 2006 bonus awards that were paid in January 2007.

(4)	The amounts in this column represent the items in the “All Other Income” table below.

The following table details the incremental cost of perquisites received by each of the named executives, as well as the other elements of compensation listed in the “all other compensation” column of the summary compensation table, for fiscal year ended December 31, 2006.

2006 ALL OTHER INCOME

	Perquisites and	401(k) Matching	Life Insurance	Disability Insurance
Name	Benefits($)	Contributions($)(1)	Premium($)(2)	Premium($)(3)	Total($)

Jeffrey C. Sprecher	—	11,000	3,660	8,729	23,389
Richard V. Spencer	—	11,000	3,191	8,179	22,370
Charles A. Vice	—	11,000	1,679	7,763	20,442
David S. Goone	—	11,000	1,863	6,763	19,626
Edwin D. Marcial	—	11,000	746	5,262	17,008

Notes

(1)	The amounts in this column represent fiscal year 2006 contributions under our 401(k) and Profit Sharing Plan. Note 17 of our Annual Report on Form 10-K (Page 101) includes our matching formula, which is 100% of the first 5% of the eligible employee’s compensation contributed to the 401(k) Plan, subject to plan and statutory limits as described in Note 17 of our Annual Report on Form 10-K (page 101). Each NEO participates under the same terms and conditions as all eligible US employees.

(2)	The amounts in this column represent fiscal year 2006 payments of term life insurance policies for the NEOs.

(3)	The amounts in this column represent fiscal year 2006 payments of supplemental disability insurance insurance policies for the NEOs.

2006 Grants of Plan-Based Awards

     The following table presents information relating to equity awards granted to the Named Executive Officers in fiscal year 2006, and any previous awards for which we recorded a compensation expense in our financial statements for the fiscal year ended December 31, 2006. References in the table to “2000 SOP” refer to the 2000 Stock Option Plan, “2005 EIP” refer to the 2005 Equity Incentive Plan and “ABP” refer to the Annual Bonus Plan.

2006 GRANTS OF PLAN-BASED AWARDS

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
									Number of	Number of	or Base	Fair Value
			Estimated Future Payouts			Estimated Future Payouts			Shares of	Securities	Price	of Stock
			Under Non-Equity Incentive			Equity Incentive			Stock or	Underlying	of Option	and Option
			Plan Awards			Plan Awards			Units	Options	Awards	Awards
Name	Grant Date		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	(#)	(#)	($/Sh)	($)

Jeffrey C. Sprecher
2000 SOP	12/22/06	(1)								38,720	104.23	2,121,082
2005 EIP	2/22/06	(2)							19,200			945,216
2005 EIP	12/22/06	(3)				9,680	19,360	48,400			104.23
ABP	N/A	(4)	N/A	616,250	N/A

Richard V. Spencer
2005 EIP	2/22/06	(2)							9,000			443,070
ABP	N/A	(4)	N/A	276,000	N/A

Charles A. Vice
2000 SOP	12/22/06	(1)								12,100	104.23	662,838
2005 EIP	2/22/06	(2)							9,000			443,070
2005 EIP	12/22/06	(3)				4,235	8,470	21,175			104.23
ABP	N/A	(4)	N/A	350,000	N/A

David S. Goone
2000 SOP	12/22/06	(1)								10,890	104.23	596,554
2005 EIP	2/22/06	(2)							9,000			443,070
2005 EIP	12/22/06	(3)				3,025	6,050	15,125			104.23
ABP	N/A	(4)	N/A	276,000	N/A

Edwin D. Marcial
2000 SOP	12/22/06	(1)								8,470	104.23	463,987
2005 EIP	2/22/06	(2)							5,900			290,457
2005 EIP	12/22/06	(3)				2,420	4,840	12,100			104.23
ABP	N/A	(4)	N/A	200,750	N/A

Notes

1.	Represents stock options granted on December 22, 2006 with a three-year vesting schedule (33.3% after one year and the balance vesting ratably over the remaining 24 months). The grant date fair market value was $104.23 with a Black-Scholes value of $54.78 based on the following assumptions: Stock Price: $104.23, Exercise Price: $104.23, Expected Volatility: 49.2%, Expected Life: 6 Years, Expected Dividend Yield: 0%, Risk-Free Interest Rate: 4.53%.

2.	Represents restricted stock units granted on February 22, 2006 with a three-year vesting schedule (1/3 per year on the anniversary date). The grant date fair market value $49.23 per share.

3.	Represents performance-based restricted stock unit grant on December 22, 2006 with a three-year vesting schedule (1/3 at approval of 2007 target, and 1/3 on each of the first business days in January 2009 and January 2010) at a grant date fair value of $104.23 per share. The number of shares that will be issued is determined based on the accomplishment of a confidential 2007 financial target. We did not recognize any accounting expense for this award in 2006, as the performance period had not commenced.

4.	Represents target payouts levels under the annual bonus plan. Bonus targets as a percentage of salary for 2006 were as follows: 85% of salary for Mr. Sprecher, 70% of salary for Mr. Vice, 60% of salary for Messrs. Spencer and Goone, and 55% of salary for Mr. Marcial.

Outstanding Equity Awards at Fiscal Year End

     The following table presents information relating to outstanding equity awards held by the Named Executive Officers as for the fiscal year ended December 31, 2006, based on the closing price of $107.90 for our Common Stock on the NYSE on December 29, 2006. References in the table to “2000 SOP” refer to the 2000 Stock Option Plan, “2004 RSP” refer to the 2004 Restricted Stock Plan and “2005 EIP” refer to the 2005 Equity Incentive Plan.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Option Awards				Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
									Number of	Value of
								Market	Unearned	Unearned
								Value	Shares,	Shares,
			Number of	Number of				of Shares	Units or	Units or
			Securities	Securities			Number of	or Units	Other	Other
			Underlying	Underlying			Shares or	That	Rights	Rights
			Unexercised	Unexercised	Option	Option	Units That	Have	That	That
			Options	Options	Exercise	Expiration	Have Not	Not	Have Not	Have Not
Name	Grant Date		# Exercisable	# Unexercisable	Price ($)	Date	Vested #	Vested ($)	Vested #	Vested ($)(1)

Jeffrey C. Sprecher
2000 SOP	6/28/00		41,247	0	4.20	6/28/2010
2000 SOP	12/11/03		50,747	56,252	8.00	12/11/2013
2000 SOP	12/22/06		0	38,720	104.23	12/22/2016
2004 RSP	10/11/04	(2)					96,618	10,425,082
2004 RSP	10/11/04	(3)							220,837	23,828,312
2005 EIP	2/22/06						19,200	2,071,680
2005 EIP	12/22/06	(4)							9,680	1,044,472

Richard V. Spencer
2000 SOP	12/11/03		13,536	27,014	8.00	12/11/2013
2004 RSP	10/11/04	(2)					41,016	4,425,586
2004 RSP	10/11/04	(3)							93,750	10,115,625
2005 EIP	2/22/06						9,000	971,100

Charles A. Vice
2000 SOP	12/11/03		27,548	27,013	8.00	12/11/2013
2000 SOP	12/22/06		0	12,100	104.23	12/22/2016
2004 RSP	10/11/04	(02)					41,016	4,425,586
2004 RSP	10/11/04	(03)							93,750	10,115,625
2005 EIP	2/22/06						9,000	971,100
2005 EIP	12/22/06	(04)							4,235	456,957

David S. Goone
2000 SOP	3/19/01		21,665	0	7.04	3/19/2011
2000 SOP	12/11/03		27,733	20,657	8.00	12/11/2013
2000 SOP	12/22/06		0	10,890	104.23	12/22/2016
2004 RSP	10/11/04						25,430	2,743,863
2004 RSP	10/11/04								58,125	6,271,688
2005 EIP	2/22/06						9,000	971,100
2005 EIP	12/22/06								3,025	326,398

Edwin D. Marcial
2000 SOP	12/11/03		42,054	20,657	8.00	12/11/2013
2000 SOP	12/22/06		0	8,470	104.23	12/22/2016
2004 RSP	10/11/04						34,180	3,687,988
2004 RSP	10/11/04								78,125	8,429,688
2005 EIP	2/22/06						5,900	636,610
2005 EIP	12/22/06								2,420	261,118

Notes

1.	Market value of stock awards calculated based on the closing price of our Common Stock on the NYSE on December 29, 2006: $107.90.

2.	Represents time-vesting restricted stock units granted on October 11, 2004 with a four-year vesting schedule (25% on September 20, 2004 and the balance vesting ratably over the next 36 months). These units are not issued on the vesting date. Rather, the shares are issued in accordance with individual deferral elections regarding the timing of distribution. The values for this grant are calculated based on the number of shares that vest each month and the closing price of our stock on each vesting date.

3.	Represents performance-vesting restricted stock units granted on October 11, 2004 that vest based on the achievement of earnings before interest, taxes, depreciation, and amortization performance vs. pre-established targets between 2005 and 2007. Payout value assumes achievement of maximum performance targe in accordance with our 2006 compensation expense assumptions.

4.	Represents performance-vesting restricted stock units granted on December 22, 2006 that vest based on the achievement of 2007 financial performance vs. a pre-established target. Payout value assumes achievement of threshold performance level. However, no compensation expense was recognized in 2006 for this award in accordance with SFAS 123R, as the performance period had not commenced.

Option Exercises and Stock Vested During 2006

The following table presents information relating to stock option awards exercised and restricted stock issued, respectively, during fiscal year 2006 for the Named Executive Officers.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards Exercised in 2006
		Value Realized on	Stock Awards Vested in 2006
	Number of Shares	Exercise ($)	Number of Shares	Value Realized ($)
Name	Acquired on Exercise	(1)	Vested	(2)

Jeffrey C. Sprecher	183,290	13,839,006	55,208	3,822,455
Richard V. Spencer	67,500	4,409,854	23,437	1,622,702
Charles A. Vice	55,250	5,104,204	23,437	1,622,702
David S. Goone	48,081	3,121,580	14,532	1,006,173
Edwin D. Marcial	49,175	3,130,440	19,531	1,352,220

Notes

(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the stock options.

(2)	The amounts in this column are calculated by multiplying the number of shares that vested during 2006 by the fair market value of the Common Stock on the vesting date. As noted earlier, the 2004 restricted stock unit grants are not issued on the vesting date. Rather, the shares are issued in accordance with individual deferral elections regarding the timing of distribution.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not maintain any nonqualified defined contribution plans or cash-based nonqualified deferred compensation plans, such as a supplemental executive retirement plan, 401(k) excess plan, or other vehicles to defer the receipt of cash compensation. However, we believe that the awards of restricted stock units in 2004 under the 2004 Restricted Stock Plan require disclosure in the table below due to the fact that the issuance of shares pursuant to these awards are made in accordance with individual deferral elections regarding the timing of distributions. These awards are also disclosed in the 2006 Outstanding Equity Awards at Fiscal Year-End and the 2006 Option Exercises and Stock Vested tables.

The following table presents information relating to the vesting and issuance of restricted stock unit awards held by the Named Executive Officers for the fiscal year ended December 31, 2006, based on the closing price of $107.90 for ICE’s Common Stock on the NYSE on December 29, 2006.

2006 NON-QUALIFIED DEFINED CONTRIBUTION AND
OTHER DEFERRED COMPENSATION PLANS

	Executive			Aggregate
	Contributions in	Registrant	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last Fiscal Year ($)	Contributions in	in Last Fiscal Year ($)	Distributions ($)	at 12/31/2006 ($)
Name	(1)	Last Fiscal Year ($)	(2)	(3)	(4)

Jeffrey C. Sprecher	3,822,455	—	7,072,296	—	13,403,338
Richard V. Spencer	1,622,702	—	1,325,362	1,349,268	3,161,038
Charles A. Vice	1,622,702	—	3,002,279	—	5,689,891
David S. Goone	1,006,173	—	1,861,464	—	3,527,898
Edwin D. Marcial	1,352,220	—	1,104,482	1,124,400	2,634,163

Notes

(1)	The amounts in this column represent the monthly vesting of awards under the 2004 Restricted Stock Plan. As noted in the 2006 Outstanding Equity Awards at Fiscal Year-End table, these restricted stock units are not issued on the vesting date. Rather, the shares are issued in accordance with individual deferral elections regarding the timing of distributions. The amounts in this column are calculated by multiplying the number of shares vested each month by the fair market value of the common stock on the vesting date.

(2)	The amounts in this column are calculated by calculating the difference between the closing price of our Common Stock on the NYSE on December 29, 2006 ($107.90) and the fair market value of awards vested but not issued in 2006. These awards are settled in shares of common stock, so the actual value realized may vary from the methodology in this table.

(3)	The amounts in this column are calculated by multiplying the number of shares issued during 2006 by the fair market value of the Common Stock on the date(s) of issuance.

(4)	The amounts in this column are calculated by multiplying the number of vested but unissued restricted stock units by the closing price of our Common Stock on December 29, 2006 ($107.90)

Employment Agreements and Other Factors Affecting 2006 Compensation

We have entered into employment agreements with each of the NEOs, which contain provisions that govern compensation in the event of termination for cause, termination by ICE before a change in control, and termination by ICE after a change in control. The material provisions regarding the employment agreements and the provisions governing these termination scenarios are described below. Copies of the employment agreements for all NEOs have been filed as exhibits to our Registration Statement on Form S-1 as part of our initial public offering in November 2005.

Term of Employment

Each agreement provides for an initial employment term of two or three years, depending on the executive. The initial term is three years for Messrs. Sprecher, Vice, Spencer and Goone, and two years for Mr. Marcial. The initial term of each agreement will be automatically extended every six months during the term of each agreement so that the remaining term of the agreement is never more than three years or less than two and a half years, in the case of Messrs. Sprecher, Vice, Spencer and Goone, and never more than two years or less than one and a half years in the case of Mr. Marcial, unless either ICE or the executive, prior to the date of extension, give written notice to the other that there will be no extension. The effect of this provision is to ensure that the term remaining under any of these agreements is never more than six months less than the initial term.

Compensation

Each employment agreement provides for an initial annual base salary. Each of these executives is also eligible to receive an annual bonus and to receive from time to time grants of awards under the 2000 Stock Option Plan, 2004 Restricted Stock Plan and 2005 Equity Incentive Plan, in each case as determined by the Compensation Committee or by ICE’s board of directors as a whole.

Exclusivity

Each employment agreement permits the executive to serve on the board of directors of those business, civic and charitable organizations on which he was serving on the date that ICE signed his employment agreement, as long as doing so has no significant and adverse effect on the performance of his duties and responsibilities or the exercise of his powers under his employment agreement. Each executive is not permitted, however, to serve on any other boards of directors and shall not provide services to any for-profit organization on or after the date that ICE signed his employment agreement without the written consent of the chair of the Compensation Committee (in the case of Messrs. Sprecher, Vice, Spencer and Goone) or ICE’s chief executive officer (in the case of Mr. Marcial).

Non-competition

Each executive agrees under his employment agreement that for the term of his employment agreement or, if less, for the one-year period which starts on the date that his employment terminates, not to assume or perform any managerial or supervisory responsibilities and duties that are substantially the same as those that he performs for ICE for any other business entity that engages in any business-to-business electronic exchange for trading commodities in which ICE is engaged as of the date of termination of the executive’s employment or in which ICE proposes to engage under its business plan as in effect on such date, if any site of any of the offices or equipment of such competitive business is located in the United States, Canada, Mexico, Central America, South America or in any country that is a member of the European Union. The employment agreements of Messrs. Vice, Spencer, Goone and Marcial provide that they may own up to five percent of the stock of a publicly traded company that engages in such competitive business so long as they are only passive investors and are not actively involved in such company in any way.

Non-solicitation

Each executive is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any of its customers or customers of its affiliates with whom the executive had contact, knowledge or association (1) at any time during the executive’s employment with ICE or its affiliates and (2) at any time during the twenty-four month period immediately preceding the beginning of the “restricted period.” “Restricted period” means the remainder of the executive’s term of employment without regard to the reason for the executive’s termination of employment (as such initial term may have been extended under the agreement).

Each executive is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any other officer, employee or independent contractor of ICE or its affiliates with whom the executive had contact, knowledge or association to terminate his or her employment or business relationship with ICE or its affiliates (1) at any time during the executive’s employment with ICE or its affiliates and (2) at any time during the twelve month period immediately preceding the beginning of the “restricted period.”

Bonuses

Each executive is eligible, under his employment agreement, to receive an annual bonus each year that is reasonable in light of his contribution for that year in relation to the contributions made and bonuses paid to ICE’s other senior executives for such year.

Other Provisions

Each of the executives named above is subject to customary confidentiality provisions during the term of employment and for a specified period after termination, and each executive must not use or disclose any of ICE’s trade secrets for as long as they remain trade secrets.

Termination for Cause or Executive Resignation Other than for Good Reason

If ICE terminates an executive for “Cause,” as such term is defined below, or any such executive resigns other than for “Good Reason,” as such term is defined below, ICE must pay the executive, among other benefits, all accrued but unpaid salary, annual bonus, if any, and unreimbursed expenses.

Termination Unrelated to a Change in Control

If the termination of an executive is unrelated to a change in control, ICE must continue to pay his or her salary and bonus for the remainder of the employment term, over time as it would normally be paid, with the bonus so paid equal to the greater of the last annual bonus paid to him prior to termination and his target bonus for the applicable year. In addition, any stock options or other equity awards granted after the date of the applicable employment agreement will become exercisable or earned upon the executive’s termination. In addition, ICE must continue to make available coverage under the employee benefits plans as if an executive remained employed for the “Welfare Benefit Continuation Period,” which is defined as two years for Messrs. Sprecher, Vice, Spencer and Goone, and one and one-half years for Mr. Marcial. If an executive delivers written notice that there will not be an extension of the agreement to ICE, the Welfare Benefit Continuation Period is the shorter of the period defined above or the balance of the Term of the Employment Agreement.

“Cause,” as used in the employment agreements, generally means: (1) the employee is convicted of, pleads guilty to, or otherwise admits to any felony or act of fraud, misappropriation or embezzlement; (2) the employee knowingly engages or fails to engage in any act or course of conduct that is (a) reasonably likely to adversely affect ICE’s rights or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading commodities or (b) that violates the rules of any exchange or market on which ICE effects trades (or at such time are actively contemplating effecting trades) and is reasonably likely to lead to a denial of ICE’s right or qualification to effect trades on such exchange or market; (3) there is any act or omission by the employee involving malfeasance or gross negligence in the performance of his duties and responsibilities or the exercise of his powers to the material detriment of ICE; or (4) the employee (a) breaches any of the covenants made under his employment agreement or (b) violates any provision of any code of conduct adopted by ICE that applies to him if the consequence to such violation ordinarily would be a termination of his employment.

“Change in Control,” as used in the employment agreements, generally means (1) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of any outstanding ICE securities eligible to vote in an election of directors (subject to certain exceptions, including if such person is the executive, an entity controlled by the executive or group of which the executive is a member), (2) during any period of two years or less, the individuals who constitute the Board of Directors at the beginning of such period cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) any dissolution or liquidation of ICE or any sale or disposition of 50% or more of ICE’s assets or business; or (4) the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE, unless (a) the persons who were the beneficial owners of outstanding ICE securities eligible to vote in an election of directors immediately before the consummation of such transaction hold more than 60% of the voting power immediately following the consummation of such transaction, and (b) each such person holds such securities in substantially the same proportion immediately following the consummation of such transaction as each such person had held immediately prior to the consummation of such transaction.

“Good Reason” generally means: (1) there is a material reduction or, after a change in control, any reduction, in the executive’s base salary or opportunity to receive any annual bonus and stock option grants without the executive’s express written consent; (2) there is a material reduction or, after a change in control, any reduction in the scope, importance or prestige of the executive’s duties; (3) ICE transfers the executive’s primary work site to a site that is more than thirty miles from his then current work site; (4) ICE, after a change in control, changes the executive’s job title or fails to continue to make available to the executive the same or equivalent plans, programs and policies; (5) there is a material breach or, after a change in control, any breach of his or her employment agreement; or (6) in the case of Mr. Sprecher, ICE fails to nominate the executive for re-election to its board of directors.

Termination Following a Change in Control

If the termination occurs after the effective date of a change in control of ICE, ICE must pay the executive a lump sum amount of cash equal to a multiple of his salary and bonus. This multiple is three for Messrs. Sprecher, Vice, Spencer and Goone, and two for Mr. Marcial. In these circumstances, the applicable bonus amount will be the greater of the executive’s last annual bonus and the executive’s target bonus, as previously determined by the Board of Directors, for the year in which the executive is terminated. ICE will also provide gross up payments to the terminated executive as necessary to compensate him for liability for certain excise taxes that may become due as a result of payments called for under the employment agreement. In addition, ICE must continue to make available coverage under the employee benefits plans as if an executive remained employed for the “Welfare Benefit Continuation Period,” which is defined as two years for Messrs. Sprecher, Vice, Spencer and Goone, and one and one-half years for Mr. Marcial. If an executive delivers written notice to ICE, the Welfare Benefit Continuation Period is the shorter of the period defined above or the balance of the Term of the Employment Agreement.

An executive terminated following, or as a result of, a change in control will be entitled to exercise his or her stock options that had been granted after entering into the employment agreement for the same period as if the executive had continued in employment through the remainder of his or her term. All of the executive’s stock options or other forms of equity awards granted after the date of the employment agreement will become exercisable or vest upon the executive’s termination.

The following table presents the estimated benefits and payments for termination of the NEOs unrelated to a change in control and following a change of control, assuming the termination took place on the last business day of the most recently completed fiscal year. For certain items below, the values use a closing price of $107.90 for our Common Stock on the NYSE on December 29, 2006.

TERMINATION BY ICE WITHOUT CAUSE

2006 Payments on Termination

		Voluntary
		Resignation			Termination by	Termination
		Other Than			ICE Unrelated	Following a
	Termination	for Good			to a Change	Change in
Name	for Cause ($)	Reason ($)	Disability ($)	Death ($)	in Control ($)	Control ($)

Jeffrey C. Sprecher
Cash Severance(1)	—	—	—	—	5,215,875	5,215,875
Cost of Welfare Benefits Continuation(2)	—	—	—	—	36,725	36,725
Value of Equity Awards Subject to Accelerated Vesting(3)	192	192	192	192	5,761,644	42,086,331
Golden Parachute Excise Tax and Related Tax Gross-Up Payment(4)	—	—	—	—	—	15,294,290

Total:	192	192	192	192	11,014,244	62,633,221

		Voluntary
		Resignation			Termination by	Termination
		Other Than			ICE Unrelated	Following a
	Termination	for Good			to a Change	Change in
Name	for Cause ($)	Reason ($)	Disability ($)	Death ($)	in Control ($)	Control ($)

Richard V. Spencer
Cash Severance(1)	—	—	—	—	2,892,000	2,892,000
Cost of Welfare Benefits Continuation(2)	—	—	—	—	40,177	40,177
Value of Equity Awards Subject to Accelerated Vesting(3)	90	90	90	90	2,698,639	18,210,860
Golden Parachute Excise Tax and Related Tax Gross-Up Payment(4)	—	—	—	—	—	6,819,245

Total:	90	90	90	90	5,630,816	27,962,282

Charles A. Vice
Cash Severance(1)	—	—	—	—	3,012,000	3,012,000
Cost of Welfare Benefits Continuation(2)	—	—	—	—	42,978	42,978
Value of Equity Awards Subject to Accelerated Vesting(3)	90	90	90	90	2,743,021	18,255,242
Golden Parachute Excise Tax and Related Tax Gross-Up Payment(4)	—	—	—	—	—	6,912,525

Total:	90	90	90	90	5,797,999	28,222,745

David S. Goone
Cash Severance(1)	—	—	—	—	2,952,000	2,952,000
Cost of Welfare Benefits Continuation(2)	—	—	—	—	41,441	41,441
Value of Equity Awards Subject to Accelerated Vesting(3)	90	90	90	90	2,103,591	12,090,151
Golden Parachute Excise Tax and Related Tax Gross-Up Payment(4)	—	—	—	—	—	4,614,240

Total:	90	90	90	90	5,097,032	19,697,832

Edwin D. Marcial
Cash Severance(1)	—	—	—	—	1,230,500	1,230,500
Cost of Welfare Benefits Continuation(2)	—	—	—	—	17,422	17,422
Value of Equity Awards Subject to Accelerated Vesting(3)	59	59	59	59	2,094,678	14,848,905
Golden Parachute Excise Tax and Related Tax Gross-Up Payment(4)	—	—	—	—	—	5,077,321

Total:	59	59	59	59	3,342,600	21,174,148

Notes

1.	These amounts represent cash severance payments in accordance with employment agreements under certain termination scenarios as described above. These calculations assume all earned base salary and annual incentive payments have been paid. The duration of the employment term has been assumed to equal three years for Messrs. Sprecher, Spencer, Vice and Goone, and two years for Mr. Marcial. Also, in light of the assumed termination date of December 31, 2006, the fiscal year 2005 bonus that was paid in January 2006 is the last bonus paid for purposes of the severance calculation under the employment agreements.

2.	The welfare benefit continuation costs include medical, dental, life insurance and disability insurance premiums. No additional costs are assumed at the end of the welfare benefit continuation period, as described above.

3.	The market value of stock awards is calculated based on the closing price of our Common Stock on the NYSE on December 29, 2006 of $107.90. These costs include the repurchase of unvested restricted stock at the price of $.01 per share under certain termination scenarios, and the acceleration of vesting of unvested equity awards under other termination scenarios as described above. These amounts do not include the value of vested equity awards as of December 31, 2006.

4.	These amounts include the payment of golden parachute excise taxes and related tax gross-up payments, if applicable, under Section 280G of the Code. In light of the assumed termination date of December 31, 2006, the “Base Amount” for these calculations uses the compensation reported on Form W-2 for each of the five years from 2001 through 2005. No assumptions were made as to the value of any continuing non-compete obligation which could reduce the amount of the executive’s parachute excise tax liability and related gross-up.

Director Compensation

Directors who are also ICE employees do not receive additional compensation for serving as directors. For 2006, the compensation to our Board of Directors consisted of the following:

•	An annual retainer of $45,000.

•	No board of director or committee meeting fees.

•	Annual retainers for each committee member as follows:

•	Audit Committee — $10,000;

•	Compensation Committee — $6,000; and

•	Nominating and Corporate Governance Committee — $3,000.

•	Committee chairperson retainers (in lieu of the above annual retainers) for each committee of the Board of Directors as follows:

•	Audit Committee — $25,000;

•	Compensation Committee — $15,000;

•	Nominating and Corporate Governance Committee — $8,000; and

•	Lead Director — $50,000.

•	Equity grant guidelines for service on the Board of Directors as follows:

•	Initial grant to new non-employee member: $200,000 in the form of restricted stock units that vest in equal annual installments over three years (with the number of units calculated at the time of grant by dividing the annual grant value by the closing price per share at the date of grant); and

•	Annual grant to existing non-employee member: $100,000 in the form of restricted stock units that vest one year from the date of grant (with the number of units calculated at the time of grant by dividing the annual grant value by the closing price per share at the date of grant).

•	A restricted share deferral mechanism for cash fees through the 2003 Restricted Stock Deferral Plan for Outside Directors, as made through annual elections prior to the year of service, with a 10% discount on the value of common stock for any fees deferred through this method.

As with its executive compensation program, the Compensation Committee utilizes the services of an independent compensation consultant to benchmark the competitiveness of its Director compensation program.

The following table presents information relating to compensation for our directors for the fiscal year ending December 31, 2006.

DIRECTOR SUMMARY COMPENSATION TABLE

					Change in
					Pension Value
					and Excess
	Fees				Nonqualified
	Earned or		Stock	Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Cash ($)(1)	Awards ($)(2)	Awards ($)(3)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Charles R. Crisp	23,200	171,817	62,552	—	—	—	257,569
Jean-Marc Forneri	30,500	168,161	62,552	—	—	—	261,213
Sir Robert Reid	—	163,482	52,750	—	—	—	216,232
Frederic V. Salerno(4)	50,000	183,721	62,552	—	—	—	296,273
Richard L. Sandor, Ph.D.	—	186,862	62,552	—	—	—	249,414
Judith Sprieser	—	179,833	23,500	—	—	—	203,333
Vincent Tese	—	179,691	23,500	—	—	—	203,191

Notes

(1)	The amounts in this column represent fiscal year 2006 cash payments for Board and Committee retainers that were not deferred through the 2003 Restricted Stock Deferral Plan for Outside Directors.

(2)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal year 2006 in accordance with SFAS 123(R) for restricted stock unit grants in 2004 and 2006 and Director deferrals through the 2003 Restricted Stock Plan for Outside Directors. The assumptions used in calculating the accounting expense for these awards are included in Note 12 of our Annual Report on Form 10-K (pages 92-97).

(3)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal year 2006 in accordance with SFAS 123(R) for outstanding stock options granted in 2005 and options granted in 2002 that were exchanged for a restricted stock unit grant in 2004. The assumptions used in calculating the accounting expense for these awards are included in Note 12 of our Annual Report on Form 10-K (pages 92-97).

(4)	Cash fee for Frederic Salerno represents 2006 service as Lead Director that was approved at the December 21, 2006 Compensation Committee meeting and paid in February 2007.

ICE Futures Board of Directors

ICE’s wholly-owned subsidiary, ICE Futures, is an entity organized under the laws of the United Kingdom and is a Recognized Investment Exchange under the Financial Services and Markets Act 2000. At the time of our acquisition of ICE Futures, ICE committed to maintain an appropriate corporate governance structure for ICE Futures to ensure its compliance with the obligations under U.K. law and with its regulatory obligations applicable to it as a Recognized Investment Exchange. ICE agreed that ICE Futures’ board of directors should continue to have primary responsibility for ensuring this compliance, and ICE Futures agreed that it would retain at least two independent non-executive directors. ICE Futures’ board of directors operates in accordance with a code of practice that ICE Futures adopted in April 2000. The code of practice, which is not legally binding, provides for consultation with market participants on various matters. Sir Robert Reid serves as the Chairman of ICE Futures and receives director fees in accordance with ICE Futures’ director compensation program. For 2006, the director annual retainers for non-employee directors at ICE Futures were as follows: £65,000 per year for the non- Executive Chairman and a range between £25,000 and £32,500 for the other non-employee directors, depending on their committee responsibilities.

NYBOT Board of Directors

Our wholly-owned subsidiary, NYBOT, is a Delaware corporation that operates a leading futures and options exchange for trading in a broad array of “soft” agricultural commodities, including cocoa, coffee, cotton, frozen concentrated orange juice and sugar. NYBOT is a U.S.-based exchange, and as such, is regulated by the Commodity Futures Trading Commission (the “CFTC”). We completed our acquisition of NYBOT on January 12, 2007. Pursuant to the merger agreement, until the second anniversary of the completion of the merger, NYBOT’s board of directors will be comprised of nine directors, including the Chief Executive Officer of ICE, the Chief Financial Officer of ICE, the Chief Executive Officer of NYBOT, two members of the NYBOT board of governors prior to the closing of the merger and four directors who qualify as public directors within the meaning of the CFTC’s rules for determining qualifications of public directors and who meet the NYSE independence requirements. The four public directors are paid $1,000 for each board meeting they attend and $500 for each committee meeting they attend. No compensation is paid to directors that are not deemed public directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management, and, based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ICE’s proxy statement for the 2007 Annual Meeting of Stockholders.

Compensation Committee:

Judith A. Sprieser, Chairperson
Jean-Marc Forneri
Vincent Tese

Benefit Plans

Our U.S. employees are eligible to participate in our 401(k) and Profit Sharing Plan, which was implemented on October 1, 2001. We offer to match 100% of the first 5% of the eligible employee’s compensation contributed to the plan, subject to plan and statutory limits.

Our U.K.-based subsidiaries have a defined contribution pension plan for eligible employees. We contribute a percentage of the employee’s base salary to the plan each month and employees are able to make additional voluntary contributions, subject to plan and statutory limits. Our contributions range from 10% to 20% of an employee’s base salary.

Our benefit plans include the 2000 Stock Option Plan, the 2003 Restricted Stock Deferral Plan for Outside Directors, the 2004 Restricted Stock Plan and the 2005 Equity Incentive Plan, which provide for the issuance of stock options, restricted stock or restricted stock units that may be exercised for Common Stock.

2000 Stock Option Plan

We adopted the 2000 Stock Option Plan in June 2000 and it was approved by our stockholders on June 23, 2000 for the purposes of attracting, retaining and rewarding our employees and directors. The 2000 Stock Option Plan authorizes the issuance of up to 5,250,000 shares of common stock upon the exercise of options under the plan. Both incentive and nonqualified options may be granted under and generally vest over four years. Options may be exercised up to ten years after the date of grant, but generally expire 14 days after termination of employment or service as a director.

In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued shares effected without consideration received by us, the Compensation Committee will conclusively determine the adjustment to the number of shares covered by the 2000 Stock Option Plan, the number of shares covered by each outstanding option and the exercise price of each option.

Eligibility.  Options may be granted to any individual employed by us, within the meaning of Section 3401 of the Code, or to any of our directors, as the Compensation Committee may determine.

Administration.  The Compensation Committee administers the 2000 Stock Option Plan. The Compensation Committee has the authority to interpret and construe the plan, grant options and determine who will receive options and the number of shares to be granted subject to exercise of options issued under the plan. All determinations of the Compensation Committee with respect to the interpretation and construction of the 2000 Stock Option Plan are final.

Nonassignability.  Options may be exercised only by the grantee and may not be assigned or transferred during the grantee’s lifetime.

Restrictions on Shares Acquired.  In connection with an underwritten registered offering of any of our securities, we may require that optionees not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction having the same economic effect as a sale with respect to any shares or other securities of ICE held by the optionee, for a period of time specified by the underwriters (not to exceed 12 months) following the effective date of registration.

Amendment; Termination.  The Board of Directors may terminate or amend the 2000 Stock Option Plan, except that no such termination or amendment may increase the number of shares subject to the 2000 Stock Option Plan or change the class of individuals eligible to receive options without the approval of our stockholders. In addition, no amendment may, without the grantee’s consent, materially adversely affect a previously granted option.

2003 Restricted Stock Deferral Plan for Outside Directors

We adopted the 2003 Restricted Stock Deferral Plan for Outside Directors (the “2003 Directors Plan”) for the purpose of attracting and retaining outside directors. Under the 2003 Directors Plan, members of the Board of Directors can elect to receive up to 100% of their retainer and meeting fees in restricted stock or restricted stock units. Shares of restricted stock will be issued, or restricted stock units will be credited, as of the end of each calendar quarter with respect to retainer and meeting fees otherwise payable in that quarter. The restricted stock or restricted stock units generally vest over a three-year period, and one-third of the shares will vest each year on the anniversary of the end of the calendar quarter when fees were payable.

In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued shares effected without consideration received by us, the Compensation Committee will conclusively determine the adjustment to the number of unissued shares of restricted stock or the number of restricted stock units. On October 24, 2005, the Board of Directors approved an amendment to the plan to authorize the issuance of up to an aggregate of 250,000 shares of common stock, which will be the maximum number of shares that may be issued pursuant to past or future awards granted under the plan.

Eligibility.  Restricted stock may be issued, or restricted units credited, to any member of the Board of Directors who is not a full-time employee of ICE.

Administration.  The Compensation Committee administers the 2003 Directors Plan. The Compensation Committee has the authority to interpret and construe the 2003 Directors Plan, and all such determinations are final.

Nonassignability.  Restricted stock issued under the 2003 Directors Plan is not transferable and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the vesting of such shares. The right to receive payments with respect to restricted stock units is generally not assignable or transferable.

Amendment; Termination.  The Board of Directors may at any time terminate or amend the 2003 Directors Plan. No such termination or amendment may adversely affect any outstanding restricted stock or restricted stock units.

2004 Restricted Stock Plan

In September 2004, we adopted the 2004 Restricted Stock Plan. The purpose of the 2004 Restricted Stock Plan is to attract, retain and reward individuals performing services for us.

Type of Awards.  The 2004 Restricted Stock Plan allows us to issue awards of restricted stock or restricted stock units that convert into shares of our common stock. On October 24, 2005, our Board of Directors approved an amendment to the plan to authorize the issuance of up to an aggregate of 1,475,000 shares of common stock, which will be the maximum number of shares that may be issued pursuant to past or future awards granted under the plan.

In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued shares effected without consideration received by us, the Compensation Committee will conclusively determine the adjustment to the number of shares covered by each outstanding award.

Eligibility.  Awards may be made at the sole discretion of the Compensation Committee to any of our employees that are members of a select group of management or highly compensated employees within the meaning of Sections 201(1), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, or to any of our directors.

Vesting may be time-based or performance-based.  Vesting may be accelerated by events such as a change in control, an initial public offering, or a sale of ICE or of substantially all of our assets, but may not be deferred for more than ten years.

Administration.  The Compensation Committee administers the 2004 Restricted Stock Plan. The Compensation Committee has the authority to interpret and construe the plan, grant awards and determine who will receive awards and in what amounts. The determination of the Compensation Committee with respect to the interpretation and construction of the 2004 Restricted Stock Plan is final.

Nonassignability.  Awards under the 2004 Restricted Stock Plan are not assignable or transferable during the lifetime of the grantee.

Amendment; Termination.  The Board of Directors may, with respect to shares at the time not subject to awards, terminate or amend the plan. No such termination or amendment may, without the grantee’s consent, materially adversely affect a previously granted award.

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan was adopted by our Board of Directors in April 2005 and was approved by our stockholders in June 2005. The purpose of the 2005 Equity Incentive Plan is to attract, retain and reward individuals performing services for us and to motivate those individuals to contribute to the growth and profitability of our business. The 2005 Equity Incentive Plan will terminate on the tenth anniversary of its adoption.

Type of Awards.  The 2005 Equity Incentive Plan allows us to grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units.

The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2005 Equity Incentive Plan is 2,125,000, subject to certain adjustments. The maximum number of shares of common stock with respect to which options or stock appreciation rights may be granted during any calendar year to any grantee is 250,000 (or 500,000 for an individual hired on or after the date of the plan’s adoption), and the maximum number of shares with respect to which restricted stock or restricted stock units may by granted during any calendar year to any grantee is 125,000 (or 250,000 for an individual hired on or after the date of the plan’s adoption).

For incentive stock options and nonstatutory stock options that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the exercise price may not be less than 100% of the fair market value of the underlying shares as of the grant date. If the aggregate fair market value of shares as of the date of grant with respect to which incentive stock options are exercisable by an individual during a calendar year exceeds $100,000, then the option will be treated as a nonstatutory stock option. Incentive stock options granted to an individual who owns more than 10% of the combined voting power of all classes of stock of ICE expire five years after the date of grant and must have an exercise price of at least 110% of the fair market value of a share as of the date of grant.

Options granted under our 2005 Equity Incentive Plan may be exercised by payment in cash or cash equivalent, by the tender of shares owned by the exercising party or cashless exercise.

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the shares, the Compensation Committee will conclusively determine the adjustment in the kind, exercise price (or purchase price, if applicable), and number of shares that are subject to awards, provided that adjustments to options or stock appreciation rights must comply with Section 424 of the Code.

Eligibility.  Awards may be granted to any employee, consultant or director of ICE, as selected in the sole discretion of the committee administering the 2005 Equity Incentive Plan.

Vesting of awards may be time-based or performance-based. In the case of options and stock appreciation rights, if employment is terminated for any reason other than for cause, the grantee may exercise vested awards for a period of three months after the date of termination. If employment is terminated for cause, the awards will terminate immediately. If employment is terminated for any or no reason, shares that have not vested may be repurchased by us at the lesser of the original exercise price or the shares’ fair market value. In the case of restricted stock and restricted stock units, if employment is terminated during the applicable restricted period as defined in the 2005 Equity Incentive Plan, any unvested shares of restricted stock and restricted stock units will be forfeited and we will pay the grantee $0.01 for each unvested share of restricted stock.

In the event of a change in control as defined in the 2005 Equity Incentive Plan, outstanding awards will become fully vested and exercisable if the surviving corporation does not assume our rights and obligations with respect to outstanding awards or does not substitute for substantially equivalent awards. Options and stock appreciation rights that are not assumed or substituted for by the surviving corporation and that are not exercised as of the date of the change in control will terminate and cease to be outstanding. Shares that have not previously been issued under restricted stock or restricted stock units and that are not assumed or substituted for by the surviving corporation will be issued.

Administration.  The 2005 Equity Incentive Plan is administered by the Compensation Committee, which, pursuant to the 2005 Equity Incentive Plan, is required to consist of two or more members of our Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee’s composition is also required to comply with the rules of the NYSE. The Compensation Committee has the authority to determine who will be granted awards, the number of shares granted subject to such awards and all matters relating to the administration of the plan. The determination of the Compensation Committee with respect to the interpretation and application of the 2005 Equity Incentive Plan is final. The Compensation Committee may only grant awards that either comply with the requirements of Section 409A of the Code or do not result in the deferral of compensation within the meaning of Section 409A.

Nonassignability.  Awards may be exercised only by the grantee and generally may not be assigned or transferred during the grantee’s lifetime.

Amendment; Termination.  The Board of Directors may at any time amend or terminate the 2005 Equity Incentive Plan, subject to stockholder approval of certain amendments. No such amendment or termination may impair the rights of any grantee unless mutually agreed otherwise between the committee and the grantee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 20, 2006, our Board of Directors delegated to the Nominating and Corporate Governance Committee the authority to review and approve all transactions between us and one or more of our directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of our directors or officers serve as a director or officer or have a financial interest. The delegation to the Nominating and Corporate Governance Committee was taken by unanimous written consent. The Nominating and Corporate Governance Committee will report the findings of any review and its determinations regarding transactions with related persons to the full Board of Directors.

Relationships with Our Stockholders

Continental Power Exchange Put Agreement

As a part of the transactions surrounding our formation, we entered into an agreement with our predecessor company, CPEX, on May 11, 2000. Our Chief Executive Officer, Mr. Sprecher, owned then and continues to own substantially all the equity interests in CPEX. Pursuant to the agreement, CPEX conveyed all of its assets and liabilities to us. These assets included intellectual property that we used to develop our electronic platform. In return, we issued to CPEX a 7.2% equity interest in our business and we agreed to give CPEX a put option, by which CPEX could require us to buy its equity interest in our business at the purchase price equal to either our fair market value or $5 million, whichever is greater.

In connection with our initial public offering, in October 2005 we entered an agreement with CPEX and Mr. Sprecher to terminate the put option upon the closing of our initial public offering. In connection with the termination of the put option, we amended certain registration rights previously granted to CPEX pursuant to which, as described below, we may be obligated to pay the expenses of registration of such shares, including underwriting discounts up to a maximum of $4.5 million. Mr. Sprecher owns 100.0% of the equity interest in CPEX and CPEX currently has no assets other than its equity interest in ICE and conducts no operations.

Registration Rights

In connection with the agreement to terminate CPEX’s put option, we amended certain registration rights previously granted to CPEX, which owns 2,032,978 shares of our Common Stock. All of the equity interest in CPEX is owned by Mr. Sprecher, our Chairman and Chief Executive Officer. Under this agreement, CPEX is entitled to require us to register for resale into the public market its Common Stock if Mr. Sprecher’s employment with us has been terminated. In addition, we may be obligated to pay the expenses of registration of such shares, including underwriters discounts up to a maximum of $4.5 million.

Relationships with Our Directors

Chicago Climate Exchange Agreements

One of ICE’s directors, Richard L. Sandor, is also the chairman, chief executive officer and principal owner of the Chicago Climate Exchange, Inc., which operates futures and OTC markets for the trading of emissions. In July 2003, ICE entered into an agreement with the Chicago Climate Exchange to provide hosting services for the trading of the Chicago Climate Exchange emissions on our electronic platform. Under this agreement, the Chicago Climate Exchange is required to pay us an annual license fee of $725,000 and an annual service fee of $500,000. The Chicago Climate Exchange is also required to pay us for certain technology development work at an agreed upon rate. The initial term of this agreement expired in December 2006. The terms of this agreement provide for automatic renewal for additional one year periods following the expiration of the initial term, unless either party provides at least six months’ notice of its intention not to renew.

In May 2004, we entered into a listing agreement with the Chicago Climate Exchange under which we agreed to allow the Chicago Climate Exchange to make certain emissions contracts available for trading in its emissions trading market, which we host on our platform, and to delist such contracts from trading on our platform. Pursuant to this agreement, the Chicago Climate Exchange is obligated to pay us 10% of the gross revenues earned by the Chicago Climate Exchange in connection with trading in these contracts.

In August 2004, we entered into a license agreement with the Chicago Climate Exchange in respect of certain of its intellectual property relating to an emission reduction trading system and method. Pursuant to our agreement, the Chicago Climate Exchange granted to us, our affiliates (including ICE Futures) and any of our contractors, agents and service providers a perpetual, non-exclusive, royalty-free license, including any patents or related applications thereto, in relation to such intellectual property. Pursuant to the terms of this agreement, we also acknowledged the Chicago Climate Exchange’s ownership of the intellectual property and agreed not to challenge the ownership, validity or enforceability of the intellectual property.

In addition, in August 2004, ICE Futures entered into a Cooperation and Licensing Agreement with the Chicago Climate Exchange. Pursuant to this agreement, the Chicago Climate Exchange and ICE Futures formed a cooperative relationship for the purposes of promoting the development of a European emissions trading market through, in particular, the trading of emissions contracts on our electronic platform. The agreement provides for the Chicago Climate Exchange to fund ICE Futures development and operating costs in relation to the emissions contracts, in return for which the Chicago Climate Exchange receives 75% of net transaction fee income from the emissions contracts (after the deduction of operating costs). Pursuant to an amendment to this agreement effective June 28, 2006, the amount that the Chicago Climate Exchange is entitled to receive decreased to 72.5%. In December 2004, the European Climate Exchange, which is a subsidiary of the Chicago Climate Exchange, acceded to the terms of the Cooperation and Licensing Agreement. Emissions contracts refer to any cash or spot or futures contract for European emissions allowances traded on our platform pursuant to this agreement. Consistent with, and subject to, its legal and regulatory obligations and the provisions of this agreement, ICE Futures has agreed, among other obligations, to:

•	use commercially reasonable efforts to cooperate with the Chicago Climate Exchange in the design and listing of the emissions contracts;

•	manage, in cooperation with us, the process of modifying our electronic platform and other hardware and software as necessary to allow the trading of the emissions contracts;

•	provide required market supervision, compliance and regulatory arrangements; and

•	obtain the necessary regulatory approvals to allow the trading of the emissions contracts from trading screens located in the United Kingdom, Germany, France, the Netherlands, Switzerland, Sweden, Norway, the United States, and such other countries as ICE Futures and the Chicago Climate Exchange agree.

The term of this agreement concludes on the later of December 31, 2012 and the date on which Phase I of the European Emissions Allowances Trading Scheme terminates, unless sooner terminated pursuant to special termination provisions of the agreement. The terms of this agreement provide for automatic renewal periods of one year following the conclusion of the term, unless terminated earlier by either party upon written notice provided no later than twelve months prior to the end of the term, or three months prior to the end of any renewal period.

During the year ended December 31, 2006, we recognized $1.7 million in revenues and during the year ended December 31, 2005, we recognized $1.8 million in revenues pursuant to these agreements.

Other

Kelly L. Loeffler, a corporate officer and our Vice President, Investor Relations and Corporate Communications, is married to Jeffrey C. Sprecher, our Chairman and Chief Executive Officer. Since joining ICE in September 2002, Ms. Loeffler has reported directly to Richard V. Spencer, our Chief Financial Officer. For 2006, Ms. Loeffler received total cash compensation of approximately $465,000.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC require our directors, officers and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file initial reports of their ownership of our equity securities and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during the fiscal year ended December 31, 2006, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements except that the reporting of quarterly vesting of shares underlying an equity grant to Ms. Sprieser and Messrs. Crisp, Forneri, Reid, Salerno, Sandor and Tese for the quarters ending March 31, June 30 and September 30, 2006 were not timely reported. The Section 16(a) reports for these three vesting dates for these outside directors were reported on December 13, 2006 in connection with the actual issuance of the vested shares as opposed to the vesting of the shares. The reports should have been filed upon the vesting of such shares after each of the three quarters instead of the issuance of the shares in December 2006.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reporting, compliance with legal and regulatory requirements, systems of internal controls, qualifications and independence of our independent registered public accounting firm, performance of our internal audit function and independent auditors, financial reporting processes and such other functions as the Board may assign from time to time. On November 15, 2005, our Board of Directors adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.theice.com.

The Audit Committee held nine meetings during the fiscal year ended December 31, 2006. The Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the fiscal year ended December 31, 2006. The Audit Committee also discussed with Ernst & Young LLP the matters required under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2006 and determined to engage Ernst & Young LLP as the independent registered public accounting firm of IntercontinentalExchange for the fiscal year ending December 31, 2007.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Audit Committee:

Frederic V. Salerno, Chairman
Charles R. Crisp
Terrence F. Martell

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our formation in May 2000 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain them.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

INFORMATION ABOUT ICE’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2006 and 2005 are set forth below. The aggregate fees included in the Audit Fees category are fees billed for the fiscal year for the integrated audit of our annual financial statements and review of statutory and regulatory filings. The aggregate fees included in the Audit-Related Fees category are fees billed in the fiscal years.

	Fiscal Year 2006	Fiscal Year 2005

Audit Fees	$2,361,300	$1,761,900
Audit-Related Fees	715,100	—
Tax Fees	—	—
All Other Fees	—	—

Total	$3,076,400	$1,761,900

Audit Fees for the fiscal years ended December 31, 2006 and 2005 were for professional services rendered for the audits of our annual consolidated financial statements, review of periodic reports and other documents filed with the SEC, audit of Management’s Report on Internal Controls as required by Section 404 of the Sarbanes-Oxley Act and services that are customarily provided in connection with statutory or regulatory filings. In fiscal year 2006, the audit fees included $620,400 of fees relating to the audit of internal controls over financial reporting in the United States and United Kingdom and $669,700 of fees relating to a registration statement for a secondary offering and a registration statement for the NYBOT acquisition. The audit fees related to our initial public offering were $1,066,000 of the audit fees in fiscal year 2005.

Audit-Related Fees for the fiscal year ended December 31, 2006 were for due diligence, accounting consultation and integration services related to certain merger and acquisition activities.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the provisions of its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent public registered accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board of Directors, for the review and approval of such fees. The Audit Committee pre-approved all services performed by the independent registered accounting firm in fiscal year 2006.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ICE under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation” and “Audit Committee Report”, will not be deemed incorporated, unless specifically provided otherwise in such filing.

STOCKHOLDERS’ PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2008 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by us at our executive offices in Atlanta, Georgia, on or before December 1, 2007 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Amended and Restated Bylaws, and in addition to any other requirements under applicable law, for a matter (other than a nomination for director) not included in our proxy materials to be properly brought before the 2008 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of ICE, Johnathan H. Short, at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, not less than 90 nor more than 120 days prior to the first anniversary of the 2007 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 11, 2008 and no later than February 10, 2008. However, if and only if the 2008 Annual Meeting of Stockholders is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date of our 2007 Annual Meeting, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Any such stockholder notice must be in writing and must set forth (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, (iii) the number and class of all shares of each class of stock of ICE owned of record and beneficially by such stockholder, (iv) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and (v) in the case of a person that holds stock entitled to vote at the annual meeting through a nominee or “street name” holder of record of such stock, evidence establishing such holder’s indirect ownership of the stock and entitlement to vote such stock on the matter proposed at the annual meeting. Stockholder nominations for the Board of Directors must comply with the procedures set forth above under “Corporate Governance — Nomination of Directors”.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of IntercontinentalExchange.

By Order of the Board of Directors.

Jeffrey C. Sprecher
Chairman and Chief Executive Officer

Atlanta, Georgia
March 30, 2007

Our 2006 Annual Report, which includes audited consolidated financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 10, 2007.
     Vote by Internet
•	Log on to the Internet and go to

www.investorvote.com

•	Follow the steps outlined on the secured website.
     Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.  Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 — Charles R. Crisp*	[ ]	[ ]	02 — Jean-Marc Forneri*	[ ]	[ ]	03 — Fred W. Hatfield*	[ ]	[ ]

	For	Withhold		For	Withhold		For	Withhold
04 — Terrence F. Martell*	[ ]	[ ]	05 — Sir Robert Reid*	[ ]	[ ]	06 — Frederic V. Salerno*	[ ]	[ ]

	For	Withhold		For	Withhold		For	Withhold
07 — Richard L. Sandor, Ph.D.*	[ ]	[ ]	08 — Frederick W. Schoenhut*	[ ]	[ ]	09 — Jeffrey C. Sprecher*	[ ]	[ ]

	For	Withhold		For	Withhold
10 — Judith A. Sprieser*	[ ]	[ ]	11 — Vincent Tese*	[ ]	[ ]	* Each to serve for the following year until their successors are duly elected.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	For [ ]	Against [ ]	Abstain [ ]	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.
B   Non-Voting Items
Change of Address — Please print your new address below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	[ ]

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — IntercontinentalExchange, Inc.

Annual Meeting Details:
May 10, 2007, 8:30 a.m., local time
Ritz Carlton Buckhead
3434 Peachtree Road NE
Atlanta, Georgia 30326
Proxy Solicited by Board of Directors for 2007 Annual Meeting
The undersigned stockholder of IntercontinentalExchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of IntercontinentalExchange, Inc. to be held at The Ritz-Carlton, Buckhead in Atlanta, Georgia 30326 on Thursday, May 10, 2007 at 8:30 a.m. and hereby appoints Kelly Loeffler, Johnathan Short and Andrew Surdykowski and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if personally present to vote the IntercontinentalExchange, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments)
The securities that can be voted at the annual meeting consist of IntercontinentalExchange, Inc. common stock, $0.01 par value per share.
THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THROUGH THE INTERNET.
IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE.